UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ADIENT PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Adient plc

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

Notice of 2017

Annual General Meeting of Shareholders

and Proxy Statement

Date of Notice: January 23, 2017

NOTICE OF THE 2017

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ADIENT PLC:

What:	2017 Annual General Meeting of Shareholders

When:	10:00 a.m., local time, on Monday, March 13, 2017

Where:	The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland

Items of Business:	1. To elect, by separate resolutions, the following seven directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2018:

John M. Barth	Frederick A. Henderson
Julie L. Bushman	R. Bruce McDonald
Raymond L. Conner	Barb J. Samardzich
Richard Goodman

2.   To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2017 and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration;

3.   To approve, on an advisory basis, our named executive officer compensation;

4.   To consider an advisory vote on the frequency of the advisory vote on named executive officer compensation;

5.   To approve the material terms of the performance goals under Adient’s 2016 Omnibus Incentive Plan;

6.   To receive and consider Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2016 and the reports of the directors and auditors thereon and to review the affairs of Adient; and

7.   To transact such other business as may properly come before the Annual General Meeting or any adjournment thereof.

Proposals 1, 2, 3, 4 and 5 are ordinary resolutions, which require the approval of a simple majority of votes cast at the meeting. There is no requirement under Irish law that Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2016 or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

Who Can Vote:	Shareholders of record at the close of business on January 13, 2017.

Voting:	YOUR VOTE IS VERY IMPORTANT. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the proxy materials, on your enclosed proxy card. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder of Adient to attend, speak and vote on your behalf. Proxies may be appointed at the times and in the manner set out in our proxy card.

Annual General Meeting Admission:	If you wish to attend the Annual General Meeting in person, please refer to the section entitled “Annual General Meeting Attendance” on page 6 of the accompanying Proxy Statement for further details.

Annual General Meeting Questions:

PLEASE NOTE: The Annual General Meeting is expected to last less than 30 minutes. If you have any questions about the Annual General Meeting, please contact:

Adient plc

Shareholder Services

833 East Michigan Street, Suite 1100

Milwaukee, Wisconsin 53202

(844) 321-4326

By Order of the Board of Directors,

Cathleen A. Ebacher

Vice President, General Counsel and Secretary

January 23, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 2017:

The Notice of Annual General Meeting, Proxy Statement, the 2016 Annual Report and our Irish Statutory Accounts are available at www.materials.proxyvote.com/G0084W. Enter the 16-digit control number located in the box next to the arrow on the Notice of Internet Availability of Proxy Materials you received or, if you requested or received a hard copy of the proxy materials, on your enclosed proxy card to view these materials.

Adient plc

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

January 23, 2017

Dear Shareholder:

The Adient plc 2017 Annual General Meeting of Shareholders will convene on Monday, March 13, 2017, at 10:00 a.m., local time, at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland. Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and Annual Report for fiscal year 2016 by mail. Please refer to the accompanying Proxy Statement, which details the business we will conduct at the Annual General Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe this process will expedite the receipt of proxy materials by our shareholders and will lower the costs and reduce the environmental impact of our Annual General Meeting. Accordingly, on or about January 23, 2017, we will mail to our shareholders either a proxy statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement, our Annual Report on Form 10-K for fiscal year 2016 and our Irish Statutory Accounts for fiscal year 2016 via the Internet, as well as how to vote online. The Notice of Internet Availability of Proxy Materials and the Proxy Statement will also contain instructions about how you can request a paper copy of the proxy materials. Shareholders should not regard the Annual Report on Form 10-K, which contains our audited financial statements, or our Irish Statutory Accounts as proxy solicitation materials. Even if you have elected not to receive printed proxy materials, you may access them electronically at www.materials.proxyvote.com/G0084W.

For information on how to attend the Annual General Meeting, please read “Annual General Meeting Attendance” on page 6 of the accompanying Proxy Statement.

To ensure that you have a say in the governance of Adient, the compensation of its executive officers and the other matters presented for vote at the 2017 Annual General Meeting of Shareholders, it is important that you vote your shares. Please review the proxy materials and follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote your shares. We hope you will exercise your rights as a shareholder and participate in the future of Adient.

Thank you for your continued support of Adient.

Sincerely,

ADIENT PLC

R. Bruce McDonald

Chairman and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS	1
• Annual General Meeting Purpose	1
• Voting	1
• Annual General Meeting Attendance	6
• Proxy Solicitation Cost	6
• 2018 Shareholder Proposals	6
• Corporate Governance Matters	7
PROPOSAL ONE: ELECTION OF DIRECTORS	9
• Director Nominees	9
CORPORATE GOVERNANCE	11
• Separation from Johnson Controls International plc	11
• Corporate Governance Guidelines	11
• Board Leadership Structure	12
• Lead Independent Director	12
• Board Oversight of Risk	12
• Board Independence	14
• Board Succession Plan	14
• Board, Committee and Director Evaluations	14
• Attendance at Annual General Meetings	14
• Shareholder / Other Interested Party Communication with the Board	14
• Director Nominee Selection and Evaluation	14
• Clawback Policy	15
• Ethics Policy	15
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	15
• Procedures for Approval of Related Person Transactions	15
• Agreements with Johnson Controls	16
• Separation Agreement	16
• Transition Services Agreement	19
• Tax Matters Agreement	20
• Employee Matters Agreement	20
• Transitional Trademark License Agreement	21
BOARD AND COMMITTEE INFORMATION	21
• Board Structure and Meetings	21
• Committee Membership as of January 23, 2017	22
• Committees of the Board of Directors	22
• Compensation Committee Interlocks and Insider Participation	23
PROPOSAL TWO: RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2017 AND AUTHORIZATION, BY BINDING VOTE, OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’ REMUNERATION	24
AUDIT COMMITTEE REPORT	24
• Relationship with Independent Auditors	25
PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF ADIENT’S NAMED EXECUTIVE OFFICER COMPENSATION	27
COMPENSATION COMMITTEE REPORT	28
COMPENSATION DISCUSSION AND ANALYSIS	28
• Fiscal Year 2016 Business Performance	28
• Legacy Johnson Controls — Fiscal Year 2016 Compensation Decisions and Actions	29
• Use of an Independent Compensation Consultant	30
• Key Fiscal Year 2016 Compensation Decisions	31
• Other Legacy Johnson Controls Benefits	36

PROXY STATEMENT

The Board of Directors (the “Board”) of Adient plc, an Irish public limited company (“Adient” or the “Company”), is soliciting proxies for our 2017 Annual General Meeting of Shareholders (“Annual General Meeting”). You are receiving a proxy statement because you own Adient ordinary shares that entitle you to vote at the Annual General Meeting. By use of a proxy you can vote, whether or not you attend the Annual General Meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Securities and Exchange Commission (“SEC”) rules permit us to provide access to our proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, on or about January 23, 2017, we will mail to our shareholders of record and beneficial owners as of the close of business on January 13, 2017, either a proxy statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for fiscal year 2016 via the Internet, as well as how to vote online. Shareholders receiving a Notice of Internet Availability of Proxy Materials will not receive printed copies of the proxy materials unless requested by following the instructions included on the Notice of Internet Availability of Proxy Materials or as provided in “Questions and Answers” below.

QUESTIONS AND ANSWERS

ANNUAL GENERAL MEETING PURPOSE

Q:	What is the purpose of the Annual General Meeting?

A:	At the Annual General Meeting, shareholders will act upon the matters outlined in the Notice of the 2017 Annual General Meeting of Shareholders. These include the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2017, the approval, on an advisory basis, of named executive officer compensation, the approval of the frequency of the advisory vote on executive compensation, the approval of the material terms of the performance goals under Adient’s 2016 Omnibus Incentive Plan and the receipt and consideration of Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2016 and the reports of the directors and auditors thereon and to review the affairs of Adient.

VOTING

Q:	Who can vote?

A:	If you held ordinary shares of Adient, CUSIP No. G0084W 101, as of the close of business on January 13, 2017, then you are entitled to one vote per share on each proposal at the Annual General Meeting.

Q:	How can shareholders request paper copies of the proxy materials?

A:	As noted above, shareholders may be receiving a Notice of Internet Availability of Proxy Materials instead of printed copies of the proxy materials. Shareholders may request that paper copies of the proxy materials, including an annual report, proxy statement and proxy card, be sent to them without charge by:

•	visiting www.proxyvote.com;

•	e-mailing sendmaterial@proxyvote.com with your personal 16-digit control number in the subject line; or

•	calling 1-800-579-1639.

When making a request, please have your personal 16-digit control number available; that control number was included in the Notice of Internet Availability of Proxy Materials. To ensure timely delivery of the proxy materials before the Annual General Meeting, any request should be made no later than February 28, 2017.

Q:	What are the voting recommendations of the Board and what are the voting standards?

A:

Voting Item	The Board’s Voting Recommendations	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of Abstentions and Broker Non-Votes
1. Election of Directors	“FOR” each nominee	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
2. Ratification of Adient’s Independent Auditor and Authorization of the Board, acting through the Audit Committee, to Set Auditors’ Remuneration	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction on this proposal
3. Advisory Approval of Named Executive Officer Compensation*	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
4. Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation**	“FOR” a frequency of “1 Year”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
5. Approval of the Material Terms of the Performance Goals under Adient’s 2016 Omnibus Incentive Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect

* Because this shareholder vote is advisory, it will not be binding on the Board or Adient. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

** The advisory vote on whether to present the executive compensation proposal every one, two or three years is also a non-binding vote.

There is no requirement under Irish law that Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2016 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

Q:	How do I vote?

A:	There are four ways to vote:

•	by Internet at www.proxyvote.com;

•	by toll-free telephone at 1-800-690-6903;

•	by completing and mailing your proxy card if you received a copy by mail; or

•	by written ballot at the Annual General Meeting.

We encourage you to vote by Internet because it is the most cost-effective voting method. If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

Q:	Why is it important for me to vote?

A:	If you do not vote, then your shares may not be represented at the Annual General Meeting. This may result in matters not receiving the number of votes necessary for their approval. Further, as discussed below, if you own shares in “street name” and do not vote, your broker may not be able to vote your shares in its discretion on most proposals if you do not provide voting instructions to your broker.

Q:	What is the quorum requirement of the Annual General Meeting?

A:	A majority of the ordinary shares issued and outstanding as of the close of business on the record date of January 13, 2017 constitutes a quorum for voting at the Annual General Meeting. On the record date, 93,688,676 ordinary shares were issued and outstanding and entitled to vote at the Annual General Meeting. If you vote (or if a plan trustee votes your shares for you), or attend the Annual General Meeting in person (even if you do not vote), then your shares will be part of the quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Q:	What is a broker non-vote?

A:	A “broker non-vote” occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:	When are brokers permitted to vote your shares?

A:	Under New York Stock Exchange (“NYSE”) rules, if you do not provide voting instructions to your broker, then your broker is only permitted to vote on your behalf on “routine” matters, such as Proposal Two, the ratification of our independent auditor and approval of the auditors’ remuneration. Under these NYSE rules, without your voting instructions your broker is not permitted to vote your shares on “non-routine” matters, such as director elections, executive compensation matters (including the advisory votes relating to executive compensation) and corporate governance proposals.

Q:	What is an “abstention” and how would it affect the vote?

A:	An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to Proposal One is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Similarly, abstentions with respect to Proposals Two, Three, Four and Five will have no effect on the outcome of the vote.

Q:	What is the effect of not voting?

A:	It depends on how your share ownership is registered. If you:

•	Own shares in “street name” through a broker, bank or other nominee and you do not vote: For all proposals that shareholders will consider at the Annual General Meeting, other than Proposal Two, if you own shares in “street name” and do not direct your broker how to vote your shares on the proposals, the result is a “broker non-vote.” We believe that Proposal Two — ratification of our independent auditor and authorization of the Board, acting through the Audit Committee, to set the auditors’ remuneration — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. However, we believe the remaining proposals are non-routine matters and your broker cannot vote your shares for which you have not provided voting instructions. “Broker non-votes” will not impact Proposals One, Three, Four or Five.

•	Own shares that are directly registered in your name and you do not vote: In this case, your unvoted shares will not be represented at the Annual General Meeting and will not count toward the quorum requirement. Your unvoted shares will not impact any of the proposals.

•	Own shares through one of our retirement or employee savings and investment plans (such as a 401(k) plan) for which you do not direct the trustee to vote your shares: In this case, the trustee will vote the shares credited to your account on all of the proposals in the same proportion as the voting of shares for which the trustee receives direction from other participants. The trustee will vote the shares in this manner if the trustee does not receive your voting directions by March 8, 2017.

•	Sign and return a proxy card for your shares, but you do not indicate a voting direction: In this case, the shares you hold will be voted “for” each of the director nominees listed in Proposal One, “for” Proposals Two, Three and Five and annually with respect to Proposal Four and at the discretion of the persons named as proxies upon such other matters that may properly come before the Annual General Meeting or any adjournments thereof.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual General Meeting by:

•	entering a new vote by Internet or phone;

•	returning a later-dated proxy card;

•	giving written notice of revocation to the Office of the Secretary at Adient plc, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202; or

•	completing a written ballot at the Annual General Meeting.

Q:	Is my vote confidential?

A:	Yes. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and directors. Only Broadridge Financial Solutions, Inc. (“Broadridge”), as the proxy tabulator and Inspector of Election, has access to the ballots, proxy cards and voting instruction forms. Broadridge will disclose information taken from the ballots, proxy cards and voting instruction forms only in the event of a proxy contest or as otherwise required by law.

Q:	Who will count the votes?

A:	We have retained Broadridge Financial Solutions, Inc. to tabulate the votes and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Broadridge will use an automated system to tabulate the votes.

Q:	What does it mean if I get more than one request to vote?

A:	It means your shares are held in more than one account, such as two brokerage accounts, or you hold both registered and “street name” shares. You should vote the shares on all of your proxy cards or voting instructions provided to you in the Notice of Internet Availability of Proxy Materials using one of the four ways to vote. We encourage you to have all of your shares registered in the same name and address. Registered shareholders may do this by contacting our transfer agent, Wells Fargo Bank, N.A., toll-free at 1-877-602-7397, while shareholders who own their shares in “street name” (through a banker, broker, or nominee) should contact their broker.

Q:	If more than one shareholder lives in my household and I receive a paper copy of this proxy statement, how can I obtain an extra copy of the proxy statement?

A:	If you own your shares in “street name” (through a bank, broker, or nominee), your bank, broker, or nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless we have received prior instructions to the contrary. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Upon written or oral request, shareholders may revoke their consent to future householding mailings, or enroll in householding, by contacting their bank, broker, or nominee. Alternatively, you may request a separate set of proxy materials for the Annual General Meeting by contacting our fulfillment center at 1-800-579-1639. The materials will be promptly delivered to you at no cost. You may also access the proxy statement and annual report online at www.materials.proxyvote.com/G0084W.

Q:	Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:	We are taking advantage of SEC rules that allow us to make the proxy materials available to shareholders via the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials, rather than a full paper set of the proxy materials, to many of our shareholders. This Notice includes instructions on how to access our proxy materials by the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process saves us the cost of printing and mailing documents and reduces the impact of the Annual General Meeting on the environment.

Q:	How can I access the proxy materials over the Internet?

A:	You can access the proxy statement and the Annual Report to Shareholders in the “Investors Relations” section of our website at investors.adient.com/financial-information/sec-filings. We do not use software that identifies visitors accessing our proxy materials on our website.

Q:	How can I elect to receive proxy materials for future Annual General Meetings electronically?

A:	If you wish to contribute to our sustainability efforts by electing to receive proxy materials for future Annual General Meetings electronically, please visit www.proxyvote.com and follow the enrollment instructions. You will need the 16-digit control number printed in the box marked by the arrow located on the proxy card or as provided in the Notice of Internet Availability of Proxy Materials. Your election to access proxy materials electronically will remain in effect until you revoke it.

Q:	How can I request a paper copy of the proxy materials?

A:	If you received a Notice of Internet Availability of Proxy Materials, you will find instructions on how to obtain a paper copy of the proxy materials by mail or a printable copy electronically. We will mail a paper copy of the proxy materials to all shareholders to whom we do not send a Notice of Internet Availability of Proxy Materials.

ANNUAL GENERAL MEETING ATTENDANCE

Q:	Who can attend the Annual General Meeting?

A:	All shareholders as of the close of business on January 13, 2017 can attend the Annual General Meeting. Seating at the Annual General Meeting, however, is limited. To accommodate as many shareholders as possible, we will not be able to allow non-shareholder guests to attend the Annual General Meeting.

Q:	What do I need to do to attend the Annual General Meeting?

A:	To be admitted into the Annual General Meeting, please follow these instructions:

•	if shares you own are registered in your name or if you own shares through one of our retirement or employee savings and investment plans, bring your proof of ownership of our ordinary shares and a form of identification; or

•	if a broker or other nominee holds your shares, bring proof of your ownership of our ordinary shares through such broker or nominee and a form of identification.

PROXY SOLICITATION COST

Q:	How much did this proxy solicitation cost?

A:	We will primarily solicit proxies by mail, and we will cover the expense of such solicitation. Georgeson Inc. will help us solicit proxies from all brokers and nominees at a cost to us of $12,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

2018 SHAREHOLDER PROPOSALS

Q:	How do I recommend or nominate someone to be considered as a director for the 2018 Annual General Meeting of Shareholders?

A:	You may recommend any person as a candidate for director for the 2018 Annual General Meeting of Shareholders (the “2018 Annual General Meeting”) by writing to the Office of the Secretary at Adient plc, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. The Corporate Governance Committee reviews all submissions of recommendations from shareholders. The Corporate Governance Committee will determine whether the candidate is qualified to serve on our Board by evaluating the candidate using the criteria contained under the “Director Criteria and Qualifications” section of our Corporate Governance Guidelines, which is discussed in the “Corporate Governance — Director Nominee Selection and Evaluation” section of this proxy statement. If the Corporate Governance Committee believes that a recommended candidate is qualified to serve on our Board, then the Corporate Governance Committee may either recommend the candidate to the Board for nomination by the Board for election by the shareholders at the 2018 Annual General Meeting or recommend the candidate to the Board for appointment to fill a vacancy on the Board.

A shareholder who intends to nominate any person for director must comply with the requirements set forth in our Articles of Association and applicable law. Among other things, a shareholder must give us timely written notice of the intent to nominate. To be considered timely for the 2018 Annual General Meeting, the notice must be received between November 13, 2017 and December 13, 2017. The notice must include all of the information required by our Articles of Association and applicable law including, but not limited to, a shareholder’s intention to nominate a person as a director and the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to be named in our proxy statement as a director nominee and to serve as a director. Under our Articles of Association, the nominee must also timely deliver to our Secretary a written questionnaire with respect to the background and qualification of such individual and a written representation and agreement (in the form provided by the Secretary), as well as submit to a formal background check. Our Articles of Association also provide proxy access rights that permit eligible shareholders to nominate candidates for election to the Board in our proxy statement. Eligible shareholders who wish to nominate a proxy access candidate must follow the procedures described in our Articles of Association.

Q:	How can I submit a Rule 14a-8 shareholder proposal to be included in Adient’s proxy materials for the 2018 Annual General Meeting?

A:	Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (“Rule 14a-8”), we must receive shareholder proposals that are intended to be included in our proxy materials for the 2018 Annual General Meeting by September 25, 2017 to consider them for inclusion in our proxy materials for the 2018 Annual General Meeting. A shareholder submitting a proposal under Rule 14a-8 should send it to us addressed to Adient plc, Attn: Office of the Secretary, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. A Rule 14a-8 proposal must meet the applicable SEC rules and regulations governing such proposals.

Q:	What are the requirements for proposing business other than by a Rule 14a-8 shareholder proposal at the 2018 Annual General Meeting?

A:	A shareholder who intends to propose business at the 2018 Annual General Meeting (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our Articles of Association. Adient’s Secretary must receive written notice of a shareholder’s intent to propose business to be brought before the 2018 Annual General Meeting (other than pursuant to Rule 14a-8) no sooner than November 13, 2017 and no later than December 13, 2017.

If we receive the notice after December 13, 2017, then we will consider the notice untimely and we will not be obligated to present the proposal at the 2018 Annual General Meeting. If the Board chooses to present a proposal that a shareholder submits (other than under Rule 14a-8) at the 2018 Annual General Meeting, then the persons named in the proxies that the Board requests for the 2018 Annual General Meeting may exercise discretionary voting power with respect to the proposal.

CORPORATE GOVERNANCE MATTERS

Q:	Where can I find Corporate Governance materials for Adient?

A:	We have provided the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter, Executive Committee Charter, Lead Director Charter, Corporate Governance Guidelines, Ethics Policy, Insider Trading Policy and Related Party Transactions Policy on our website at investors.adient.com/corporate-governance/governance-documents. Our SEC filings (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 trading reports) are available at investors.adient.com/financial-information/sec-filings.

The Ethics Policy is applicable to the members of the Board and to all of our directors, officers and employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of the Ethics Policy that the Board approves will be disclosed on our website. However, we are not including the information contained on our website as part of, or incorporating it by reference into, this proxy statement.

Q:	How can I obtain Corporate Governance materials for Adient if I do not have access to the Internet?

A:	You may receive a copy of our Corporate Governance materials free of charge by:

•	contacting Shareholder Services at (844) 321-4326; or

•	writing to Adient plc, Attn: Shareholder Services, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202.

Q:	What is the process for reporting possible violations of Adient’s policies?

A:	Possible violations of our policies may be anonymously reported by calling 1-855-409-0184 in the U.S. and Canada. Toll-free telephone numbers and instructions in most local languages can be found at http://adient.ethicspoint.com. Reports of possible violations of the Ethics Policy may also be made to Cathleen A. Ebacher, our Vice President, General Counsel and Secretary, at cathy.ebacher@adient.com, or to the attention of Ms. Ebacher at 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202.

Reports of possible violations of the Ethics Policy by our executive officers or of financial or accounting policies may be made to the Chair of the Audit Committee. Reports of such possible violations may be sent to the attention of the Chair of the Audit Committee at 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202.

Q:	How do I obtain more information about Adient?

A:	To obtain additional information about Adient, you may contact Shareholder Services by:

•	calling (844) 321-4326;

•	e-mailing Shareholder.Services@adient.com;

•	visiting the website at www.adient.com; or

•	writing to Adient plc, Attn: Shareholder Services, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202.

Q:	Is the proxy statement available online?

A:	Yes, in addition to being posted on www.materials.proxyvote.com/G0084W, we have also provided the proxy statement on our website at investors.adient.com/financial-information/sec-filings.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Articles of Association state the Board may be comprised of not less than two nor more than twelve members with the exact number determined by resolution of the Board. The current size of the Board is seven members.

At the Annual General Meeting, all directors will be elected to hold office for a term expiring at the end of the next Annual General Meeting or until their successors have been elected and qualified, or until the director’s earlier retirement.

For further information regarding the Board, please see the “Corporate Governance” section of this proxy statement. The following biographies summarize the experiences, qualifications, attributes, and skills that qualify our director nominees and continuing directors to serve as directors of Adient. The Board believes each of our directors possesses certain personal traits that are essential for a competent, well-functioning Board, such as candor, integrity, sound business judgment and vision, and collegiality.

DIRECTOR NOMINEES

There are seven nominees for election to the Board at this Annual General Meeting. Each of the seven nominees, if elected, will serve until the 2018 Annual General Meeting or until his or her successor has been duly elected and qualified. The Corporate Governance Committee has recommended, and the Board has selected, the following director nominees for election, all of whom are current directors of Adient.

John M. Barth	Director since 2016 Age 70

Retired Chairman and Chief Executive Officer of Johnson Controls, Inc. (a global diversified technology and industrial company). Mr. Barth serves as Adient’s Lead Director. Mr. Barth was the Chairman of Johnson Controls from 2004 to 2007 and Chief Executive Officer from 2002 to 2007. Mr. Barth joined Johnson Controls in 1969 and held a number of leadership roles in the company prior to his appointment as Chief Executive Officer, including service as Chief Operating Officer from 1998 to 2002 and head of the automotive business from 1992 to 1998.

Mr. Barth brings to the Board his extensive business and leadership experience and global customer knowledge and relationships in the automotive industry, which enables him to provide guidance to our management and contribute insights into Adient’s strategy and operations.

Julie L. Bushman	Director since 2016 Age 55

Senior Vice President, Business Transformation and Information Technology of 3M Company (a diversified technology company) since 2013. Ms. Bushman served as Executive Vice President Safety & Graphics Business of 3M from 2012 to 2013, as Executive Vice President Safety, Security and Protection Services Business of 3M from 2011 to 2012, as Vice President and General Manager, Occupational Health and Environmental Safety Division of 3M from 2007 to 2011, and as Division Vice President, Occupational Health and Environmental Safety Division of 3M from 2006 to 2007. Ms. Bushman previously served as a director of Johnson Controls, Inc. until September 2016.

Ms. Bushman brings to the Board manufacturing and technical expertise, management and information technology experience, and leadership in product safety initiatives from her roles in the management of different 3M Company departments and divisions.

Raymond L. Conner	Director since 2016 Age 61

Vice Chairman, The Boeing Company (an aerospace, commercial jetliners, and military defense systems company) serving in that role since 2013. Mr. Conner served as President and Chief Executive Officer of Boeing Commercial Airplanes from 2012 to 2016. From 2012 to 2013, Mr. Conner was Executive Vice President of The Boeing Company, and from 2011 to 2012, he led Sales, Marketing and Commercial Aviation Services for Boeing Commercial Airplanes. From 2008 to 2011, Mr. Conner was vice president and general manager of Supply Chain Management and Operations for Boeing Commercial Airplanes. Mr. Conner served as vice president of Sales for Commercial Airplanes for Boeing Commercial Airplanes from 2007 to 2008 and as vice president of Sales for the Americas for Boeing from 2003 to 2007. Mr. Conner held other positions of increasing responsibility since joining The Boeing Company in 1977. Mr. Conner previously served as a director of Johnson Controls, Inc. until September 2016.

Mr. Conner brings to the Board his extensive manufacturing and technical expertise, global leadership experience, and insight into government affairs from his executive roles at Boeing.

Richard Goodman	Director since 2016 Age 68

Retired senior finance executive, PepsiCo. (a global food and beverage company). Mr. Goodman serves as a director and as the chair of the Audit Committee and member of the Nominating and Governance Committee of Kindred Healthcare, Inc., chair of the Audit Committee and member of the Compensation and Benefits Committee of The Western Union Company and chair of the Audit Committee of Toys “R” Us (not publicly-traded). Mr. Goodman previously served as a director of Johnson Controls, Inc. until September 2016. Mr. Goodman served as Executive Vice President of Global Operations, PepsiCo from 2010 through 2011 and as Chief Financial Officer of PepsiCo from 2006 to 2010. Prior to 2006, he served in a variety of senior financial positions at that company, including CFO of PepsiCo International, CFO of PepsiCo Beverages International, and General Auditor. Mr. Goodman joined PepsiCo in 1992, having previously worked with W.R. Grace in a variety of global senior financial roles.

Mr. Goodman brings to the Board years of financial management, risk management, and auditing expertise from his various positions at PepsiCo and W.R. Grace as well as valuable experience in mergers and acquisitions, investment, and corporate finance he possesses from his many years of service at large, international corporations. Mr. Goodman also brings to the Board his experience of serving as a director of other global public companies.

Frederick A. Henderson	Director since 2016 Age 58

Chairman and Chief Executive Officer of SunCoke Energy, Inc. (a producer of coke, a principal raw material in the blast furnace steelmaking process) and of SunCoke Energy Partners GP LLC (the general partner of SunCoke Energy Partners L.P., the publicly-traded master limited partnership of which SunCoke Energy, Inc. is a sponsor, and a coke producer and coal handling and mixing service company), serving in those roles since 2011 and 2013, respectively. He served as a Senior Vice President of Sunoco, Inc. from 2010 until SunCoke’s initial public offering in July 2011. During 2010, Mr. Henderson was also a consultant for General Motors and AlixPartners. He was President and Chief Executive Officer of General Motors during 2009 and President and Chief Operating Officer of General Motors from 2008 to 2009. He was previously Vice Chairman and Chief Financial Officer of General Motors from 2006 to 2008. Mr. Henderson is a director of Marriott International, where he serves as chair of the Audit Committee. Mr. Henderson previously served as a director of Compuware Corp. and chair of its Audit Committee until December 2014.

Mr. Henderson brings to the Board his extensive global senior management experience in the automotive and other manufacturing industries. In addition, he is an experienced senior-level executive, with general operations, manufacturing and marketing experience, as well as senior-level strategic planning, business development, financial expertise, managerial, management development and compensation and health, environment and safety experience.

R. Bruce McDonald	Director since 2016 Age 56

Chairman and Chief Executive Officer of Adient since October 2016. Mr. McDonald was Executive Vice President, Vice Chairman of Johnson Controls from 2014 to October 2016. He was Chief Financial Officer of Johnson Controls from 2005 to 2014 and Executive Vice President since 2006. Mr. McDonald joined Johnson Controls in 2001 as Vice President, Corporate Controller. Prior to joining Johnson Controls, Mr. McDonald held a variety of operational and financial positions at TRW, LucasVarity Automotive and Varity Corporation. Mr. McDonald is a Chartered Accountant and a Certified Public Accountant. Mr. McDonald has served on the board of Dana Incorporated since 2014, where he serves as chair of the Audit Committee and a member of the Compensation Committee.

Mr. McDonald’s extensive experience and knowledge of Adient and its products and services, gained from more than fifteen years of service in a wide range of Johnson Controls’ leadership positions, enables him to provide meaningful input and guidance to Adient’s Board and management team. Mr. McDonald brings to the Board a broad strategic vision for Adient, and, as the only Adient executive serving on the Board, is able to offer valuable insights into Adient’s day-to-day operations and business affairs. Mr. McDonald also brings deep relationships with customers and key joint venture partners.

Barb J. Samardzich	Director since 2016 Age 58

Retired Vice President and Chief Operating Officer, Ford of Europe GmbH (an automotive and mobility company). Ms. Samardzich served in this role from 2013 to October 2016. She served as Vice President, Product Development, Ford of Europe GmbH from 2011 to 2013. She also served as Vice President, Global Product Programs, Ford of Europe GmbH in 2011 and Vice President, Powertrain Engineering, Ford of Europe GmbH from 2005 to 2010. Before 2010, she held several key leadership roles in Ford’s Product Development organization and served in a variety of positions in Ford’s Powertrain Engineering organization. Prior to joining Ford in 1990, Ms. Samardzich worked as a thermal design engineer in Westinghouse Electric’s nuclear fuels division. Ms. Samardzich is a director of MTS Systems Corporation, where she serves on the Compensation Committee.

Ms. Samardzich brings to the Board her extensive experience and knowledge of global automotive company operations issues, including manufacturing, quality, product development, purchasing, sustainability, environmental and safety engineering. In addition, she is an experienced senior leader in the automotive industry.

CORPORATE GOVERNANCE

Separation from Johnson Controls International plc

On October 31, 2016, we became an independent company as a result of the distribution by Johnson Controls International plc (“Johnson Controls”), by means of a dividend in specie, of its automotive seating and interiors business to the Johnson Controls shareholders and the issuance of ordinary shares of Adient to holders of Johnson Controls ordinary shares on a pro rata basis. Each Johnson Controls shareholder received one Adient ordinary share on October 31, 2016 for every ten ordinary shares of Johnson Controls held as of the close of business on October 19, 2016, the record date for the distribution. Adient was incorporated under the laws of Ireland on June 24, 2016 as a private limited company, but was re-registered as an Irish public limited company prior to the distribution. Adient’s Registration Statement on Form 10 was declared effective by the SEC on September 29, 2016. Adient’s ordinary shares began “regular-way” trading under the ticker symbol “ADNT” on the NYSE on October 31, 2016. For additional information, please see Adient’s Information Statement, which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on October 3, 2016.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that provide a framework for the effective governance of Adient. These guidelines address matters such as the Board’s duties, director independence, director responsibilities, Board structure and operation, director criteria and qualifications, Board succession planning, Board compensation, management evaluation and development, Board orientation and training, Lead Director responsibilities, and Adient’s Ethics Policy. The Corporate Governance Committee regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.

Board Leadership Structure

The Board’s leadership structure includes a combined Chair and Chief Executive Officer (“CEO”) role with a strong, independent nonexecutive lead director.

We believe that the Board benefits from combining the roles of Chair and CEO because of the importance of in-depth, industry-specific knowledge and a thorough understanding of Adient’s business environment and risk management practices in setting agendas and leading the Board’s discussions. Combining the roles also provides a clear leadership structure for the management team and serves as a vital link between management and the Board. This allows the Board to perform its oversight role with the benefit of management’s perspective on Adient’s business strategy and all other aspects of the business.

The Board periodically reviews its determination to have a single individual act both as Chair and CEO.

Lead Independent Director

Adient’s Corporate Governance Guidelines provide for an independent nonexecutive director to act as Lead Director. The Lead Director is elected by the independent, non-management members of the Board, upon the recommendation of the Corporate Governance Committee. The Lead Director Charter provides that the Lead Director’s responsibilities will include, among other things:

•	Approving the Board meeting schedules to ensure there is sufficient time for discussion of all Board agenda items;

•	Approving the Board meeting agendas to ensure that topics deemed important by Adient’s independent directors are included in Board discussions and sufficient executive sessions are scheduled as needed;

•	Calling meetings of the Board’s independent directors;

•	Developing the agenda for and serving as chair of the Board’s executive sessions;

•	Serving as principal liaison between the Board’s independent directors and the Board Chair and CEO;

•	Serving as chair of Board meetings when the Board Chair is not present;

•	Approving information sent to the Board; and

•	If requested by Adient’s major shareholders, ensuring that he or she is reasonably available for consultation and direct communication.

The Lead Director also performs other duties as the Board may determine. The Lead Director provides feedback after each Board meeting to the Chair on the substance of the items presented and may make suggestions for enhancing management’s and the Board’s effectiveness.

The Board requires executive sessions of the independent directors at least twice annually. During these executive sessions, the Lead Director has the responsibility, among other things, to lead and facilitate the meeting and discussion of matters on the agenda.

Board Oversight of Risk

Adient’s Board, as a whole or through its committees, oversees an enterprise-wide approach to risk management that is intended to achieve Adient’s long-term strategic and organizational objectives and enhance shareholder value. Management is responsible for the day-to-day management of the risks that Adient will face, while the Board, as a whole and through its committees, will have the responsibility for the oversight of risk management. In this risk oversight role, the Board is responsible for ensuring that the risk management framework, and any supporting processes implemented by management, are adequate and functioning as designed.

Although the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by engaging in discussions with management regarding areas of particular interest or significance. Each of the Board committees is responsible for oversight of risk management practices for categories of top risks relevant to committee functions, which are set forth below. The Board also considers the significant risks to Adient in the course of its reviews of corporate strategy and business plans.

The following table summarizes the primary areas of risk oversight of the Board and its committees:

Board/Committee	Primary Areas of Risk Oversight
Full Board	The Board oversees matters that may present a material risk to Adient’s operations, plans, prospects or reputation, including the risks and exposures associated with significant capital expenditures, acquisitions and divestitures, management succession planning, major litigation and regulatory exposures, as well as the strategic, financial and execution risks and exposures associated with the annual operating plan and strategic plan.
Audit Committee	The Audit Committee is primarily responsible for overseeing the risks and exposures associated with Adient’s businesses. The Audit Committee Charter provides that the Audit Committee will discuss major risk exposures, including financial, operational, privacy, security, competition, and legal and regulatory risks, and the steps Adient takes and will have taken to detect, monitor and actively manage such exposures. The Audit Committee will also conduct a review with Adient’s General Counsel of any material legal, compliance, and regulatory matters that could have a material impact on Adient’s financial statements or Adient’s business, including material notices to or inquiries received from governmental agencies.
Corporate Governance Committee	The Corporate Governance Committee reviews the risks and exposures relating to Adient’s corporate governance, director independence, conflicts of interest, ethics and compliance, and director candidate and succession planning programs and policies.
Compensation Committee	The Compensation Committee oversees the risks and exposures associated with leadership assessment, management succession planning, recruiting, retention and director and executive compensation programs and arrangements, including Adient’s incentive plans.

Management’s Role in Risk Oversight. Adient’s management supports the Board and its committees in Adient’s enterprise-wide approach to risk management. Adient has embedded an enterprise risk management, or ERM, program across its core business, which is aligned with initiatives that involve the Audit Committee, executive management and other personnel. The ERM framework has been designed to identify, assess, prioritize, and manage major risk exposures that could affect Adient’s ability to execute on its corporate strategy and fulfill its business objectives. The ERM program has been designed to enable the Audit Committee and management to collectively review the effectiveness of Adient’s risk management practices and capabilities and Adient’s risk exposure and risk tolerance and also to elevate key risks to the Board.

Adient’s Vice President of Internal Audit is responsible for Adient’s internal audit function and supports Adient’s enterprise-wide risk management framework through risk assessment, monitoring, and reporting. The Vice President of Internal Audit reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the Vice President of Internal Audit’s appointment, compensation, and performance. The Vice President of Internal Audit facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the Vice President of Internal Audit periodically assesses the major risks facing Adient and coordinates with the members of management responsible for such risks.

The executive responsible for managing a particular risk may also be required to report to the Audit Committee on how the risk is being managed and the progress towards any agreed-upon risk mitigation goals.

Board Independence

The Board annually determines the independence of each director and nominee for election as a director based on a review of the information provided by the directors and the executive officers as well as a survey by Adient’s legal and finance departments. The Board makes these determinations under the NYSE Listed Company Manual’s independence standards and Adient’s Corporate Governance Guidelines.

Following such evaluation, the Board affirmatively determined by resolution that the following directors are independent: John M. Barth, Julie L. Bushman, Raymond L. Conner, Richard Goodman, Frederick A. Henderson and Barb  J. Samardzich.

Board Succession Plan

The Board succession plan is generally outlined in the Corporate Governance Committee Charter and Corporate Governance Guidelines to maintain effective shareholder representation. As part of the Board’s succession planning, the Board will regularly review the composition of the Board and assesses the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the Board as a whole.

Board, Committee and Director Evaluations

Each year, the Board will conduct an evaluation of itself, the Board committees, and, as discussed below, each director to determine their respective effectiveness. The Corporate Governance Committee determines annually the manner of these evaluations to ensure that the Board receives accurate and insightful information.

Attendance at Annual General Meetings

The Board expects all directors to attend the annual general meetings of shareholders. Directors may attend the meeting by any means permitted under applicable law.

Shareholder / Other Interested Party Communication with the Board

Adient encourages shareholders and other interested parties to communicate with its directors. Adient’s Corporate Governance Guidelines provide for general communications to the Board or any individual Board member to be sent to c/o Adient, Attn: Office of the Secretary, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. The Adient Secretary’s office will open and screen these communications for security purposes and for relevance in the directors’ capacities as directors.

Shareholder communications may also be sent directly to the Lead Director, John M. Barth. Shareholders may send communications to his attention at c/o Adient, Attn: Lead Director, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202. In addition, the Lead Director Charter provides that at the request of a major shareholder, Adient’s Lead Director will make himself reasonably available for consultation and direct communication.

Director Nominee Selection and Evaluation

The Corporate Governance Committee develops criteria and qualifications for directors and director candidates that the Board will review and approve annually. The Corporate Governance Committee has a process under which it identifies and evaluates all director candidates properly nominated as required by Adient’s Corporate Governance Guidelines. The Corporate Governance Committee will consider nominee recommendations from a variety of sources, including nominees recommended by shareholders. The Corporate Governance Committee might, from time to time, retain an executive search firm for a fee to help facilitate the identification, screening and interview process of director nominees. The Corporate Governance Committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the shareholders as a whole rather than special interest groups or constituencies.

The Corporate Governance Committee uses the following criteria, among others, to evaluate any director candidate’s capabilities to serve as a member of the Board: board attendance and engagement, independence, other time demands (including service on other boards), and potential or apparent conflicts (such as relationships with one of Adient’s competitors, key suppliers or key customers). In addition, the Corporate Governance Committee examines the following qualifications, among others, to identify and evaluate director candidates: industry sector experience and expertise (such as automotive, industrial manufacturing, technology or engineering); functional experience and expertise (such as whether the director candidate is a current chief executive officer or chief financial officer or possesses financial acumen, has operational experience, has international exposure, has experience or expertise in mergers and acquisitions, information technology strategy or engineering/product development); and the diversity of the director candidate. The Corporate Governance Committee also reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and functional areas. The Corporate Governance Committee will consider the criteria and qualifications noted above in selecting nominees for directors, including members from diverse backgrounds and perspectives who combine a broad spectrum of experience and expertise.

The Corporate Governance Committee is also responsible for developing a process and form of evaluation for use in evaluating director nominees and conducting such an evaluation prior to any director’s nomination for reelection to serve on the Board, and will do so prior to future annual general meetings.

Clawback Policy

Adient has adopted an Executive Incentive Compensation Recoupment Policy. Under the policy, the Committee requires all Section 16(b) officers of Adient elected by the Board (a “Covered Recipient”) to reimburse any incentive awards if:

•	The awards were based on the achievement of certain financial results with respect to the applicable performance period that were subsequently the subject of a material restatement, other than a restatement due to changes in accounting policy;

•	The Committee believes the Covered Recipient engaged in conduct that caused, or partially caused, the need for the restatement; and

•	A lower payment could have been made, or fewer shares delivered, to the Covered Recipient based upon the restated financial results.

If there is a material restatement of financial statements, the Committee will also seek to recover any compensation from the Chief Executive Officer and Chief Financial Officer, to the extent required under Section  304 of the Sarbanes-Oxley Act of 2002.

Ethics Policy

Adient has adopted an Ethics Policy that requires all its business activities to be conducted in compliance with laws, regulations, and ethical principles and values. All directors, officers, and employees of Adient are required to read, understand, and abide by the requirements of the Ethics Policy. The Ethics Policy is accessible on Adient’s website at investors.adient.com/corporate-governance/governance-documents. Any waiver of the Ethics Policy for directors or executive officers may be made only by the Board. Adient will disclose any amendment to, or waiver from, a provision of the Ethics Policy for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Adient’s website.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (1) the amount involved is more than $120,000, (2) Adient is a participant, and (3) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, and their respective immediate family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee considers the following factors:

•	whether the terms of the transaction are (1) fair to Adient and (2) at least as favorable to Adient as would apply if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for Adient to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under Adient’s director independence standards; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

Agreements with Johnson Controls

Following the separation and distribution, Adient and Johnson Controls have operated separately, each as an independent public company. Adient entered into a separation and distribution agreement with Johnson Controls, which is referred to in this proxy statement as the separation agreement or the separation and distribution agreement. In connection with the separation, Adient also entered into various other agreements to effect the separation and provide a framework for its relationship with Johnson Controls after the separation, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a transitional trademark license agreement. These agreements provide for the allocation between Adient and Johnson Controls of Johnson Controls’ assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the distribution of Adient shares and govern certain relationships between Adient and Johnson Controls after the separation and distribution. The summaries of these agreements are qualified in their entireties by reference to the full text of the applicable agreements, which are listed as exhibits to Adient’s Annual Report on Form 10-K for our fiscal year ended September 30, 2016. When used in this section, “distribution date” refers to October 31, 2016, the date of the distribution of Adient ordinary shares to the holders of Johnson Controls shares.

Separation Agreement

The following discussion summarizes the material provisions of the separation agreement that has been entered into between Adient and Johnson Controls. The separation agreement sets forth, among other things, Adient’s agreements with Johnson Controls regarding the principal transactions necessary to separate Adient from Johnson Controls. It also sets forth other agreements that govern certain aspects of Adient’s relationship with Johnson Controls after the distribution date. Capitalized terms used but not defined in this proxy statement have the meanings given to them in the separation agreement.

Transfer of Assets and Assumption of Liabilities

The separation agreement identifies the assets transferred, the liabilities assumed and the contracts assigned to each of Adient and Johnson Controls as part of the separation of Johnson Controls into two companies, and it provides for when and how these transfers, assumptions and assignments occurred or will occur.

Except as expressly set forth in the separation agreement or any ancillary agreement, neither Adient nor Johnson Controls made any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either Adient or Johnson Controls, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the separation. All assets were or will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests. The respective transferees also generally bear the risk that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests, or judgments are not complied with, except that the party transferring an asset or assuming a liability will be required to make one commercially reasonable payment, if required by a third party, to obtain the consent or approval to assign the asset, novate the liability or release a guaranty.

The separation agreement provides that, in the event that the transfer or assignment of certain assets and liabilities to Johnson Controls or Adient, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred or assigned, Johnson Controls or Adient, as applicable, will hold such assets on behalf of and for the benefit of the other party and will pay, perform, and discharge such liabilities, for which the other party will reimburse Johnson Controls or Adient, as applicable, for costs and expenses in connection with the performance and discharge of such liabilities.

The Distribution

The separation agreement governs the rights and obligations of the parties regarding the distribution. On the distribution date, Adient issued its ordinary shares to Johnson Controls shareholders, pro rata to their respective holdings, on the basis of one Adient ordinary share for every ten shares of Johnson Controls held as of the close of business on the record date of October 19, 2016, the record date of the distribution. Shareholders received cash in lieu of any fractional shares.

Settlement of Accounts between Adient and Johnson Controls; Post-Distribution True-Up

The separation agreement provides that all agreements as to which there are no third parties and that are between Johnson Controls and Adient as of the distribution, were terminated as of the distribution, except for the separation agreement and the ancillary agreements, certain contracts to which a third party or joint venture is party and other arrangements specified in the separation agreement. The separation agreement provides that all intercompany receivables owed and intercompany payables due solely between Johnson Controls and Adient that are outstanding as of the effective time of the distribution will be settled (and net amounts paid) within 90 days of the distribution. The separation agreement also provides for an adjustment payment to be made following the distribution from Johnson Controls to Adient, or from Adient to Johnson Controls, as applicable, to the extent that Adient’s net cash position deviates from a target or Adient’s trade working capital (i.e., accounts receivable and inventory, less accounts payable) deviates significantly from past practices.

Claims

In general, each party to the separation agreement assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

Pursuant to the separation agreement, Adient and its affiliates released and discharged Johnson Controls and its affiliates from all liabilities assumed by Adient as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the distribution date relating to Adient’s business, and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement. Johnson Controls and its affiliates released and discharged Adient and its affiliates from all liabilities retained by Johnson Controls and its affiliates as part of the separation and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement. These releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation.

Indemnification

In the separation agreement, Adient agreed to indemnify, defend and hold harmless Johnson Controls, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Adient Liabilities;

•	the failure of Adient, any of its subsidiaries or any other person to pay, perform or otherwise promptly discharge any of the Adient Liabilities, in accordance with their respective terms, whether prior to, at or after the distribution;

•	any breach by Adient or any of its subsidiaries of the separation agreement or any of the ancillary agreements, other than the transition services agreement;

•	except to the extent relating to a Johnson Controls Liability, any guarantee, indemnification or contribution obligation or other credit support agreement or arrangement for the benefit of Adient by Johnson Controls that survives the distribution; and

•	any untrue statement or alleged untrue statement of a material fact in the registration statement, this information statement or any similar disclosure document other than any such statement specifically relating to the Johnson Controls business, Johnson Controls assets or Johnson Controls Liabilities, or to Johnson Controls and its subsidiaries after the distribution.

Johnson Controls agreed to indemnify, defend and hold harmless Adient, each of its affiliates and each of its respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the Johnson Controls Liabilities;

•	the failure of Johnson Controls, any of its subsidiaries or any other person, other than Adient, to pay, perform or otherwise promptly discharge any of the Johnson Controls Liabilities, in accordance with their respective terms whether prior to, at or after the distribution;

•	any breach by Johnson Controls or any of its subsidiaries, other than Adient, of the separation agreement or any of the ancillary agreements, other than the transition services agreement;

•	except to the extent relating to an Adient Liability, any guarantee, indemnification or contribution obligation or other credit support agreement or arrangement for the benefit of Johnson Controls by Adient that survives the distribution; and

•	any untrue statement or alleged untrue statement of a material fact in the registration statement, this information statement or any similar disclosure document specifically relating to the Johnson Controls business, Johnson Controls assets or the Johnson Controls Liabilities, or to Johnson Controls and its subsidiaries after the distribution.

All such rights to indemnification will be in excess of available insurance. The separation agreement also establishes procedures with respect to claims subject to indemnification and related matters.

Insurance

The separation agreement describes the parties’ rights and obligations under existing insurance policies with respect to occurrences prior to the distribution and sets forth procedures for the administration of insured claims.

Intellectual Property; Data Privacy

The separation agreement includes limited covenants not to sue by each of Johnson Controls and Adient to the other for patents owned by it before the separation, which will generally continue until the expiration of the last valid claim of any such patents. The separation agreement also provides for the parties to cooperate in connection with Adient’s entry into data transfer agreements for purposes of complying with applicable data privacy regulations of the European Union.

Further Assurances

In addition to the actions specifically provided for in the separation and distribution agreement, except as otherwise set forth therein or in any ancillary agreement, both Johnson Controls and Adient agreed in the separation and distribution agreement to use reasonable best efforts, prior to, on and after the distribution date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation agreement and the ancillary agreements.

Dispute Resolution

The separation agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between Adient and Johnson Controls related to the separation or distribution and that are unable to be resolved by the transition committee. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management or other mutually agreed representatives of Adient and Johnson Controls and then to non-binding mediation. If such efforts are not successful, either Adient or Johnson Controls will be able to submit the dispute, controversy or claim to binding alternative dispute resolution, subject to the provisions of the separation agreement.

Termination

The separation agreement may not be terminated except by an agreement in writing signed by both Johnson Controls and Adient.

Expenses

Except as expressly set forth in the separation agreement or in any ancillary agreement, all costs and expenses incurred in connection with the separation and distribution incurred on or prior to the effective time of the distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation and distribution, have been paid by Johnson Controls, and all costs and expenses incurred following the distribution have been or will be paid by the party incurring such cost or expense.

Other Provisions of the Agreement

Other matters governed by the separation agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

Adient and Johnson Controls have entered into a transition services agreement pursuant to which Adient and Johnson Controls have been and will continue to provide to the other, on an interim, transitional basis, various services, including information technologies, accounting administration, and human resource management services. The agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and expenses. The services generally commenced on the distribution date, and they will terminate no later than 24 months following the distribution date. The receiving party may terminate the provision of such services upon prior written notice, subject to a minimum notice period of 30 days. Due to interdependencies between services, certain services may be terminated early only if the parties agree to modify the other services that will be adversely affected by the early termination. Either party may terminate the provision of a service if the other party has failed to perform any of its material obligations with respect to that service and has not cured the failure within thirty days, unless there is a good faith dispute between the parties as to whether the non-terminating party breached the agreement or cured its breach.

Adient has continued to transition the services provided by Johnson Controls under the transition services agreement from Johnson Controls, or third-party providers on behalf of Johnson Controls, to Adient. Adient anticipates that it will be in a position to complete the transition of those services on or before two years following the distribution date.

Subject to certain exceptions, any damages payable by either party under the transition services agreement will generally be limited to six months of charges paid or payable to such party by the other party pursuant to the transition services agreement. The transition services agreement also provides that neither party shall generally be liable to the other for any special, indirect, incidental, punitive or consequential damages.

Tax Matters Agreement

Adient and Johnson Controls entered into a tax matters agreement that generally governs Johnson Controls’ and Adient’s respective rights, responsibilities and obligations after the distribution with respect to taxes for any tax period ending on or before the distribution date, as well as tax periods beginning before and ending after the distribution date. Generally, Johnson Controls is liable for all pre-distribution U.S. federal income taxes, foreign income taxes and certain non-income taxes attributable to Adient’s business required to be reported on combined, consolidated, unitary or similar returns that include one or more members of the Johnson Controls group and one or more members of the Adient group. Adient generally is liable for all other taxes attributable to its business. In addition, the tax matters agreement addresses the allocation of liability for taxes that are incurred as a result of restructuring activities undertaken to effectuate the distribution. The tax matters agreement also contains certain restrictions on certain Adient actions that may result in certain of the restructuring transactions undertaken in connection with the separation failing to qualify as transactions that are generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Code.

Employee Matters Agreement

Adient and Johnson Controls entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The employee matters agreement governs Johnson Controls’ and Adient’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The employee matters agreement provides that, unless otherwise specified, Johnson Controls is responsible for liabilities associated with Johnson Controls allocated employees and liabilities associated with former employees whose last employment was not with the Adient businesses, and Adient is responsible for liabilities associated with Adient allocated employees and liabilities associated with former employees whose last employment was with the Adient businesses. However, Johnson Controls retained and continues to be responsible for certain post-retirement liabilities relating to plans sponsored by Johnson Controls and in which other wholly owned subsidiaries of Johnson Controls participate (excluding entities that became subsidiaries of Adient).

Employee Benefits

Adient allocated employees are eligible to participate in Adient benefit plans as of the separation in accordance with the terms and conditions of the Adient plans as in effect from time to time. Generally and subject to certain exceptions, Adient has created compensation and benefit plans that mirror the terms of corresponding Johnson Controls compensation and benefit plans, and Adient credited each Adient allocated employee with his or her service with Johnson Controls prior to the separation for all purposes under the Adient benefit plans to the same extent such service was recognized by Johnson Controls for similar purposes and so long as such crediting does not result in a duplication of benefits.

Treatment of Equity Compensation

The employee matters agreement generally provides for the conversion of the outstanding awards granted under the Johnson Controls equity compensation programs into adjusted awards relating to shares of Johnson Controls, or both shares of Johnson Controls and Adient ordinary shares. The adjusted awards generally are subject to the same or equivalent vesting conditions and other terms that applied to the applicable original Johnson Controls award immediately before the separation.

Each Johnson Controls stock option and each Johnson Controls stock appreciation right that was held by a Johnson Controls allocated employee or a former employee on the distribution date was converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, with the exercise price and the number of shares subject to the stock option or stock appreciation right adjusted to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right as measured immediately before and immediately after the separation, subject to rounding. Each Johnson Controls stock option and each Johnson Controls stock appreciation right that was held by an Adient allocated employee on the distribution date was converted into an adjusted Johnson Controls stock option or stock appreciation right, as applicable, and an Adient stock option or stock appreciation right, as applicable. The exercise price and the number of shares subject to each such stock option and stock appreciation right was adjusted in order to preserve the aggregate intrinsic value of the original Johnson Controls stock option or stock appreciation right, as measured immediately before and immediately after the separation, subject to rounding.

Holders of outstanding Johnson Controls restricted stock unit awards who were Johnson Controls allocated employees or former employees received corresponding adjusted Johnson Controls restricted stock unit awards, with the number of shares adjusted in each case to preserve the aggregate value of the original Johnson Controls award as measured immediately before and immediately after the separation, subject to rounding. Holders of outstanding Johnson Controls restricted stock unit awards who were Adient allocated employees retained those awards and also received a corresponding Adient restricted stock unit award covering a number of Adient ordinary shares that reflects the distribution to Johnson Controls shareholders, determined by applying the distribution ratio to the shares underlying the applicable Johnson Controls award as though they were actual shares of Johnson Controls, subject to rounding.

For purposes of vesting for all awards, continued employment with or service to Johnson Controls or Adient, as applicable, were treated as continued employment with or service to either Johnson Controls or both Johnson Controls and Adient, as applicable.

Miscellaneous

The employee matters agreement also addresses other employee-related issues and certain special circumstances and special rules for benefit arrangements in various non-U.S. jurisdictions.

Transitional Trademark License Agreement

Adient entered into a trademark license agreement with Johnson Controls pursuant to which Johnson Controls granted Adient and its affiliates a worldwide, non-exclusive, non-sublicenseable, fully paid-up license to use certain of Johnson Controls’ trademarks, trade names and service marks used in Adient’s business as of the distribution date to allow Adient a reasonable amount of time to rebrand or phase out of use of the licensed marks. Adient is not able to assign its rights to the licensed marks, except in limited circumstances. Adient is permitted to use the licensed marks on certain items existing at the time of the distribution, including engineering documents, packaging, heavy machinery, tooling, equipment and pallets, until such items are replaced in the ordinary course of business, but must cease other uses of the licensed marks within a specified period of time after the distribution that ranges from thirty days to two years depending on the type of materials and whether the licensed mark is visible to third parties. Adient’s subsidiaries and affiliates must cease use of the licensed marks in their corporate or entity names within 180 days of the distribution, except that they may continue their use for up to two years if a longer period is required to obtain any regulatory or third party approvals required for the name change. Johnson Controls may terminate the agreement if Adient commits a material breach of the agreement that materially harms the goodwill of the Johnson Controls trademarks and fails to cure such breach within thirty days, unless there is a good faith dispute between the parties as to whether Adient materially breached the agreement or cured its breach.

BOARD AND COMMITTEE INFORMATION

Board Structure and Meetings

The Board is currently comprised of six independent directors of seven in total. Mr. McDonald serves as our Chairman and CEO.

The spin-off from Johnson Controls occurred on October 31, 2016. Until that time, Adient was a private company without an independent board. Accordingly, our Board and committees as presently constituted did not hold any meetings in the fiscal year ended September 30, 2016.

Committee Membership as of January 23, 2017

	Executive	Audit	Compensation	Corporate Governance
John M. Barth[1]	X		*
Julie L. Bushman		X	X
Raymond L. Conner			X	X
Richard Goodman	X	*
Frederick A. Henderson	X			*
R. Bruce McDonald	X
Barb J. Samardzich		X		X

* Chair of Committee

X Committee Member

1 Lead Director.

Committees of the Board of Directors

Our Board has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance Committee.

Executive Committee. The primary function of the Executive Committee is to exercise all of the powers of the Board when the Board is not in session, as the law permits and subject to certain limitations specified in the Executive Committee Charter. The Executive Committee consists of John M. Barth, Richard Goodman, Frederick A. Henderson, and R. Bruce McDonald.

Audit Committee. The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Julie L. Bushman, Richard Goodman and Barb J. Samardzich, each of whom is independent in accordance with the rules and regulations of the NYSE and the SEC. Richard Goodman is the Audit Committee Chairman. Richard Goodman is an “audit committee financial expert” as defined by the SEC. The primary responsibilities of the Audit Committee are to:

•	Review and discuss the audited consolidated financial statements with management and Adient’s independent registered public accounting firm for inclusion of the financial statements and related disclosures in Adient’s Annual Report on Form 10-K;

•	Review and discuss with management and Adient’s independent registered public accounting firm Adient’s quarterly consolidated financial statements and disclosures and earnings press releases;

•	Review and advise the Board with respect to the effectiveness of Adient’s system for monitoring compliance with laws and regulations;

•	Review with Adient’s general counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance;

•	Review the activities of Adient’s Internal Audit department, the significant findings from completed audits and the actions Adient’s management is taking in response to those audits;

•	Review major financial risk exposures and management’s plans to monitor and control such exposures; and

•	Review Adient’s significant capital appropriations matters.

Compensation Committee. John M. Barth, Julie L. Bushman and Raymond L. Conner are the members of the Board’s Compensation Committee. John M. Barth is the Compensation Committee Chairman. The primary responsibilities of the Compensation Committee are to:

•	Evaluate and recommend the Chief Executive Officer to the Board;

•	Recommend to the Board the selection and retention of officers and key employees;

•	Review and recommend to the Board the overall compensation program for directors, including committee member and chair retainers;

•	Review and approve compensation and compensation-related objectives for senior executives;

•	Administer and approve amendments to the executive compensation plans except for such amendments that require Board approval; and

•	Assess on an annual basis the independence of its compensation consultants, outside legal counsel, and other compensation advisers.

The Compensation Committee Charter adopted by the Board permits the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee.

Corporate Governance Committee. Raymond L. Conner, Frederick A. Henderson and Barb J. Samardzich are the members of the Board’s Corporate Governance Committee. Frederick A. Henderson is the Corporate Governance Committee Chairman.

The primary responsibilities of the Corporate Governance Committee are to:

•	Develop guidelines and criteria for the qualifications of directors and make related recommendations to the Board for approval;

•	Select, and recommend to the Board, qualified director candidates, including consideration of any candidates submitted by shareholders in accordance with Adient’s organizational documents;

•	Consider, and recommend to the Board, the size and composition of the Board; and

•	Develop, and recommend to the Board, standards for director independence and financial expertise.

In addition to recommending director candidates, the Corporate Governance Committee has established procedures for the oversight and evaluation of the Board, will review correspondence received from shareholders, and will review on an annual basis Adient’s Corporate Governance Guidelines to be adopted by the Board.

Compensation Committee Interlocks and Insider Participation

During Adient’s fiscal year ended September 30, 2016, Adient was not an independent company, and did not have a compensation committee or any other committee serving a similar function. For the fiscal year ended September 30, 2016, decisions as to the compensation of those who are expected to serve as Adient’s executive officers were made by Johnson Controls, as described in the section of this proxy statement entitled “Compensation Discussion and Analysis.”

PROPOSAL TWO:

RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2017 AND AUTHORIZATION, BY BINDING VOTE, OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’ REMUNERATION

We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2017 and that you authorize the Board, acting through the Audit Committee, to set the auditors’ remuneration.

PricewaterhouseCoopers LLP has audited our financial statements for fiscal year 2016. The Audit Committee appointed them as our independent registered public accounting firm for fiscal year 2017.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual General Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. If shareholders do not ratify the appointment, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent auditor for the following fiscal year. Even if shareholders ratify the selection, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that such a change would be in our best interest. Authorization of the Board of Directors, acting through the Audit Committee, to set the independent auditors’ remuneration requires the affirmative vote of a majority of votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:

RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor of Adient plc is hereby ratified and that the Board of Directors, acting through the Audit Committee, is hereby authorized to set the auditors’ remuneration.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. Goodman (Chairman), Ms. Bushman and Ms. Samardzich, all non-employee directors, and operates pursuant to a written charter ratified by the Board on November 8, 2016. The charter is available on our website at investors.adient.com/corporate-governance/governance-documents.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of our company. The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control.

The Audit Committee selects our independent registered public accounting firm for each fiscal year. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors the independence of PricewaterhouseCoopers LLP, which includes a review of the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Audit Committee assesses PricewaterhouseCoopers LLP’s overall relationship with the Company, as well as their objectivity and independence. Based on its review, the Audit Committee is satisfied with the auditors’ independence.

The Audit Committee fulfills its duties and responsibilities as outlined in its charter, by specifically, among other actions:

•	reviewing and discussing with management and the independent auditor our consolidated financial statements and related periodic reports filed with the SEC;

•	reviewing with management, the independent auditor and the internal auditor, management’s assessment of the effectiveness of our internal control over financial reporting, and the effectiveness of our internal control over financial reporting;

•	reviewing with the independent auditor, management and the internal auditor, as appropriate, the audit scope, and plans of both the independent auditor and internal auditor;

•	meeting in executive sessions with each of the independent auditor, management, and the internal auditor; and

•	receiving the annual letter from PricewaterhouseCoopers LLP provided to us pursuant to Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, confirming their independence.

The Audit Committee has reviewed and discussed with our management and independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended September 30, 2016, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (“PCAOB”) Standards and SEC Regulations. This review included a discussion with management and the independent auditor about the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies. PricewaterhouseCoopers LLP also has confirmed to the Committee in writing, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

Relationship with Independent Auditors

The following table presents fees for professional services rendered to Johnson Controls by PricewaterhouseCoopers LLP for the years ended September 30, 2015 and September 30, 2016. Prior to the separation of Adient from Johnson Controls, Johnson Controls paid all audit, audit-related, tax and other fees of PricewaterhouseCoopers LLP. As a result, the amounts reported below are not necessarily representative of the fees Adient would expect to pay its auditors and their related affiliates in future years.

	Fiscal Year 2015	Fiscal Year 2016
Audit Fees(1)	$22,331,000	$24,643,000
Audit-Related Fees(2)	5,360,000	10,000,000
Tax Fees(3)	3,336,000	4,384,000
All Other Fees(4)	514,000	2,131,000
Total	$31,541,000	$41,158,000

(1) PricewaterhouseCoopers LLP billed or will bill Johnson Controls for professional services rendered for the audit of Johnson Controls’ annual financial statements, the audits of Johnson Controls’ internal control over financial report, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations with the audits.

(2) Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, audits of certain employee benefit plans’ financial statements, and, in fiscal year 2016, audits and audit related services in connection with the separation of Adient from Johnson Controls, including associated filings with the Securities and Exchange Commission.

(3) Tax fees consist principally of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4) All other fees primarily represent fees associated with training seminars related to accounting, finance and tax matters, information technology consulting, and other advisory services.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of and a budgeted amount for particular categories of non-audit services that are recurring in nature and, therefore, anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on registered public accounting firm independence and whether the provision of non-audit services by the independent registered public accounting firm is compatible with the firm’s independence.

The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance the company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee.

The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Based on its review of the discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

Richard Goodman, Chairman

Julie L. Bushman

Barb J. Samardzich

Members, Audit Committee

PROPOSAL THREE:

APPROVAL, ON AN ADVISORY BASIS, OF ADIENT’S

NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we seek your approval on an advisory basis of our executive compensation as described in the Compensation Discussion and Analysis, related compensation tables and narrative discussion. This vote is not intended to address any specific items of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and procedures described in this proxy statement. This vote is advisory and not binding on Adient, the Compensation Committee or the Board. However, as the vote is an expression of our shareholders’ views on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

As described in the Compensation Discussion and Analysis section, decisions regarding executive compensation in fiscal year 2016 were guided by Johnson Controls’ compensation philosophies, principles and practices. Going forward, we will build upon those practices with modifications reflective of the automotive industry’s business conditions and executive compensation approach. Our overarching goal will be to reward all employees, including our named executive officers, for delivering exceptional performance, building shareholder value and helping us achieve our corporate goals. We encourage shareholders to read the Compensation Discussion and Analysis.

We believe that the information we have provided in this proxy statement demonstrates that Johnson Controls designed its executive compensation program for fiscal year 2016 appropriately, and that our executive compensation program going forward will work to build long-term shareholder value, deliver sustained, strong business and financial results and attract, motivate and retain a highly qualified and effective executive team.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:

RESOLVED, that the compensation paid to Adient’s named executive officers, as disclosed in the proxy statement for the 2017 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion, is hereby approved on an advisory basis.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement relating to the 2017 Annual General Meeting of Shareholders.

John M. Barth, Chairman

Julie L. Bushman

Raymond L. Conner

Members, Compensation Committee

COMPENSATION DISCUSSION AND ANALYSIS

On October 31, 2016, Adient successfully spun off from Johnson Controls and we began our journey as an independent, publicly traded company. Prior to the spinoff, we followed Johnson Controls’ compensation philosophies, principles and practices throughout fiscal year 2016 (October 1, 2015 – September 30, 2016) as Johnson Controls’ Automotive Experience business unit.

This compensation discussion and analysis (“CD&A”) explains Johnson Controls’ actions for fiscal year 2016, as well as Adient’s post-spinoff approach to creating compensation programs that reflect our belief in rewarding employees, including our named executive officers (“NEOs”), for delivering exceptional performance, building shareholder value and helping us achieve our corporate goals.

Important Information to Know When Reading this CD&A

On September 2, 2016, Johnson Controls, Inc. (“Legacy Johnson Controls”) and Tyco International plc (“Tyco”) completed their previously announced combination pursuant to an Agreement and Plan of Merger (the “Merger”). Following the Merger, the entity was renamed “Johnson Controls International plc” and is referred to in this CD&A as “Johnson Controls” or “JCI.” As a result, this CD&A and the related compensation tables include information regarding compensation paid to Adient NEOs by Legacy Johnson Controls prior to the Merger (October 1, 2015 – September 1, 2016), as well as compensation paid by the newly formed Johnson Controls (September 2 – 30, 2016).

The following individuals are Adient’s NEOs for 2016:

•	R. Bruce McDonald, Chairman and Chief Executive Officer
•	Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer (hired by Legacy Johnson Controls April 1, 2016 for the purpose of assuming an officer position with Adient)
•	Neil E. Marchuk, Executive Vice President and Chief Human Resources Officer (hired by Legacy Johnson Controls January 1, 2016 for the purpose of assuming an officer position with Adient)
•	Byron S. Foster, Executive Vice President
•	Eric S. Mitchell, Executive Vice President

Fiscal Year 2016 Business Performance

Fiscal year 2016 was a year of transformation for Legacy Johnson Controls. During 2016, Legacy Johnson Controls successfully executed on several actions to improve long-term shareholder value, including:

•	Formation of the Hitachi joint venture on October 1, 2015,
•	Completion of the Merger with Tyco on September 2, 2016, and
•	Completion of the separation of the Automotive Experience business creating Adient on October 31, 2016.

At the same time, Legacy Johnson Controls exceeded external commitments for fiscal year 2016. For the full year, Johnson Controls reported $37.7 billion in sales and a GAAP net loss from continuing operations of $868 million, which includes one month of post-Merger combined company results as well as several special items. GAAP diluted loss per share from continuing operations for the year was $1.30 compared to earnings per share from continuing operations of $2.18 in the prior year.

Legacy Johnson Controls – Fiscal Year 2016 Compensation Decisions and Actions

In July 2015, Legacy Johnson Controls announced its intent to divest its Automotive Experience business unit. Given the leadership effort required to successfully divest a significant part of the Legacy Johnson Controls portfolio, the creation of Adient was a factor in some of Legacy Johnson Controls’ executive compensation decisions in fiscal year 2016.

In addition, it’s important to note that of our NEOs, only Mr. McDonald was also an executive officer of Legacy Johnson Controls in fiscal year 2016 — Messrs. Stafeil, Marchuk, Foster and Mitchell did not become executive officers until the spinoff in October 2016. Therefore, as further described below, many of the executive compensation programs and policies detailed in this section of the CD&A apply only to our CEO. Compensation decisions for the other NEOs were made under the broad-based plans and policies in place for all non-executive officers.

In fiscal year 2016, Legacy Johnson Controls used a mix of short- and long-term incentives as well as cash and non-cash compensation to meet its executive compensation program’s objectives. Its incentive compensation programs for executives were designed to link compensation performance with the full spectrum of business goals, some of which were short-term, while others took several years or more to achieve:

	Short-Term (Cash) Annual Incentive	Long-Term (Equity) Restricted Stock Units and Awards	Long-Term (Equity) Stock Options
Objective	Short-term operational business priorities	Long-term shareholder value creation	Long-term shareholder value creation
Time Horizon	1 year	3-year vesting period	• 3-year vesting period (50% at two years, 50% at three) • 10-year exercise period
2016 Metrics	• 70% Segment Income (SINC) • 20% Return on Sales (ROS) • 10% Return on Assets (ROA) • Individual performance	Stock price	Stock price

Determining Fiscal Year 2016 Compensation

Legacy Johnson Controls Compensation Peer Group

On an annual basis, the Legacy Johnson Controls Compensation Committee determined the appropriate level of compensation for all executive officers. As an initial guideline, the Compensation Committee set the total direct compensation opportunity (base salary, annual incentive target, and long-term incentive target) within a range (+/- 15%) around the 50th percentile of the Compensation Peer Group or, where data from the peer group were not available, general industry survey data.

For fiscal year 2016, the following companies comprised Legacy Johnson Controls’ pre-Merger Compensation Peer Group:

Legacy Johnson Controls regularly conducted shareholder outreach to solicit input and feedback on its executive compensation practices.

At the 2016 annual meeting of Legacy Johnson Controls shareholders, 83% of the shareholder votes cast supported the executive compensation program in an advisory “say-on-pay” vote.

Legacy Johnson Controls Compensation Peer Group for 2016
3M Company Alcoa Inc. Caterpillar Inc. Deere & Company The Dow Chemical Company Eaton Corporation E.I. du Pont de Nemours and Company	Emerson Electric Co. General Dynamics Corporation The Goodyear Tire & Rubber Company Honeywell International Inc. Illinois Tool Works Inc. International Paper Company	Lear Corporation Lockheed Martin Corporation Northrop Grumman Corporation Raytheon Company United Technologies Corporation Whirlpool Corporation

The variation of actual pay relative to the market data was dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact performance and future success, and the need to retain and motivate strategic talent. As previously mentioned, Mr. McDonald was the only NEO who was also a Legacy Johnson Controls executive officer. Compensation levels for the other NEOs — who did not become officers until the spinoff — were established by Legacy Johnson Controls through its processes for non-executive employee compensation.

Use of an Independent Compensation Consultant

To add rigor in the review process and to inform it of market trends, the Legacy Johnson Controls Committee engaged the services of Willis Towers Watson, an independent executive compensation consultant, to analyze its executive compensation structure and plan designs, and to assess whether the compensation program was competitive and helped to align shareholder interests with those of the executive officers. Willis Towers Watson also directly provided the Legacy Johnson Controls Compensation Committee with the Compensation Peer Group and other market data, which the Committee referenced when determining compensation for executive officers.

The Legacy Johnson Controls Compensation Committee annually reviewed the services Willis Towers Watson provided, the quality of those services, and fees associated with the services during the fiscal year as well as consideration of the factors impacting independence that New York Stock Exchange rules require. During fiscal year 2016, Willis Towers Watson received $534,905 for the executive compensation consulting services it provided to the Legacy Johnson Controls Compensation Committee.

Key Fiscal Year 2016 Compensation Decisions

Base Salary

The following outlines base pay decisions made by the Legacy Johnson Controls Compensation Committee (in the case of Mr. McDonald), or Legacy Johnson Controls management (in the case of the other NEOs), at the beginning of fiscal year 2016 or in connection with commencement of an NEO’s employment.

•	Mr. McDonald received a standard 3% merit increase in fiscal year 2016, adjusting his base salary to $1,030,000.

•	Messrs. Stafeil and Marchuk joined Legacy Johnson Controls from other companies on April 1, 2016 and January 1, 2016 respectively, in anticipation of assuming Adient’s Chief Financial Officer and Chief Human Resources Officer roles and to assist with the spinoff. Their salaries were set at $725,000 and $600,000 respectively, in line with industry market practice.

•	To reflect their new responsibilities within the Automotive Experience business unit, including duties formerly held by the Automotive Experience COO, Messrs. Foster and Mitchell’s base pay was adjusted to $560,000 and $500,000 respectively on April 1, 2016.

NEO	Base Salary
	FY 2015 (as of 9/30/15)	FY 2016 (as of 9/30/16)	Percent Change
R. Bruce McDonald	$1,000,000	$1,030,000	3.0%
Jeffrey M. Stafeil[1]	N/A	$725,000	N/A
Neil E. Marchuk[1]	N/A	$600,000	N/A
Byron S. Foster	$520,008	$560,000	7.7%
Eric S. Mitchell	$453,200	$500,000	10.3%

1Messrs. Stafeil and Marchuk joined Adient from other companies just prior to spinoff and were not part of Legacy Johnson Controls in 2015.

Annual Incentive Performance Program (AIPP)

Treatment of Annual Incentives Due to Merger

Although Legacy Johnson Controls became part of Johnson Controls upon the Merger on September 2, 2016, achievement of fiscal year 2016 performance goals was measured on the results of Legacy Johnson Controls performance for the full fiscal year (October 1, 2015 – September 30, 2016).

For fiscal year 2016, 80% of Legacy Johnson Controls’ targeted AIPP award for Mr. McDonald was based on financial metrics, as described below. The remaining 20% of the targeted award was based on a discretionary assessment of individual performance, as assessed by the Legacy Johnson Controls Compensation Committee. The Committee had the discretion to decrease the size of the overall bonus payout for each Legacy Johnson Controls executive officer based in part on an assessment of individual performance, and delegated this discretion to Legacy Johnson Controls’ Chairman and CEO with respect to the other executive officers.

For the 80% of Mr. McDonald’s AIPP award based on financial metrics, the Legacy Johnson Controls Compensation Committee selected segment income (SINC), return on sales (ROS) and return on assets (ROA) as the measures due to their connection to the company’s strategic plan. For the other NEOs, the full targeted AIPP award was based on business unit performance.

Legacy Johnson Controls used simple weightings for the performance measures by placing specific weighting on each metric for purposes of determining the amounts of the awards earned. In fiscal year 2016, the financial portion of the annual incentive measures had the following weights: 70% SINC, 20% ROS, and 10% ROA. Additionally, the Committee set the percentage for threshold (minimum), target and maximum performance levels that determined the amounts of the award earned. An executive officer could not receive a payout under an award if threshold levels for corporate and business unit performance were not met. The portion of the award based on corporate or business unit results varied among the NEOs as follows:

	Portion Based on Corporate Performance	Portion Based on Automotive Experience Business Performance
R. Bruce McDonald	100%	0%
Jeffrey M. Stafeil	0%	100%
Neil E. Marchuk	0%	100%
Byron S. Foster	50%	50%
Eric S. Mitchell	50%	50%

Performance Measure Definitions

Year-over-Year Segment Earnings Before Interest and Taxes (EBIT)

Legacy Johnson Controls defined Segment EBIT as net income attributable to each business unit (corporate is the aggregate of the three business units and Corporate) adjusted for income tax expense, financing costs, non-controlling interests, and certain significant special items, such as transaction/integration/separation costs, acquisitions/divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, all as reflected in its audited financial statements

Return on Sales (ROS)

Legacy Johnson Controls defined ROS as an internal financial measure that relates Segment EBIT to the sales of the business unit. Corporate is the aggregate of the three business units and corporate.

Return on Assets (ROA)

Legacy Johnson Controls defined ROA as an internal financial measure that relates Segment EBIT on a pre-tax basis to the average net operating assets of the business unit. Corporate is the aggregate of the three business units and corporate. Net Operating Assets are defined as (+) Total Assets; (-) Cash; (-) Income Tax Assets; (-) Post Employment Assets; (-) Derivative Assets; (-) Total Liabilities; (+) Debt; (+) Income Tax Liabilities; (+) Post Employment Liabilities; (+) Restructuring liabilities; (+) Derivative Liabilities; (+) Dividends Payable

FY 2016 AIPP Decisions

The Legacy Johnson Controls Compensation Committee set the SINC growth thresholds, targets and maximums for fiscal year 2016 using analyst consensus earnings estimates for the S&P 500 and the S&P 500 Industrials. The Compensation Committee set the thresholds, targets and maximums for ROS and ROA relative to Legacy Johnson Controls’ financial strategic plans to ensure it provided competitive incentive compensation based on market competitive performance while continuing to focus on strategic deliverables:

Performance Measures	FY 2016 Goals			FY 2016 Performance	FY 2016 Actual Awards (Non-Discretionary Portion)
	Threshold	Target	Max	Actual
Legacy Johnson Controls Automotive Experience
Year-Over-Year SINC Growth	$1,223	$1,282	1,342	$1,344	200%
Return on Sales (ROS)	7.2%	7.6%	7.9%	8.0%
Pre-Tax ROA	18.2%	19.2%	20.1%	21.1%
Legacy Johnson Controls Corporate
Year-Over-Year SINC Growth	$3,395	$3,560	$3,725	$3,733	200%
Return on Sales (ROS)	8.7%	9.2%	9.7%	10.1%
Pre-Tax ROA	17.8%	18.7%	19.7%	20.2%

Actual payout could range from zero to two times the target payout percentage for the financial portion of the AIPP, depending on the achievement of goals, with the potential payments increasing as performance improved (though not above two times the target payout percentage). In fiscal year 2016, the NEOs received 200% of their target award based on business performance, as shown above.

For the discretionary portion of the award based on individual performance, a payout was authorized only if the minimum threshold performance levels under the financial portion were achieved, and the Committee used negative discretion to deliver the intended award amount. In no event could payments under the discretionary portion of the award exceed target.

The table below summarizes fiscal year 2016 AIPP targets and actual awards for the NEOs:

	FY 2016 Annual Incentive
	Target as a % of Base Pay	Target Award Opportunity[1]	Actual Amount Awarded[1]
R. Bruce McDonald	150%	$1,545,000	$2,966,402
Jeffrey M. Stafeil	100%	$362,500	$725,001
Neil E. Marchuk	95%	$427,500	$855,000
Byron S. Foster	80%	$392,000	$784,000
Eric S. Mitchell	80%	$325,000	$650,001

1 Actual payout amounts are rounded up to the next whole dollar, which may result in a payout amount that exceeds 200% of target by one dollar.

Long-Term Incentive Performance Program (LTIPP)

A key element in the compensation of Legacy Johnson Controls’ executive team was long-term equity incentive awards, which tied a significant portion of compensation to Legacy Johnson Controls’ long-term performance.

In 2016, two types of long-term incentive grants were made to Legacy Johnson Controls’ executive officers, including Mr. McDonald:

•	Stock options, which are intended to provide value to the holder only if shareholders receive additional value after the date of grant;
•	Restricted stock units (RSUs), which vest at the end of a three-year period and have a value that changes based on changes in the price of the underlying shares.

Because of the difficulty of setting long-term performance goals that would appropriately take into account the announced spinoff of Adient, the Legacy Johnson Controls Compensation Committee chose to replace performance share unit (PSU) awards with RSU awards for fiscal year 2016.

FY 2016 LTIPP Award Payouts

Executive officers (other than Mr. McDonald, who was granted PSUs in fiscal year 2014) were eligible for a payout under LTIPP cash awards made in fiscal year 2014 that reflected performance over the three-year performance cycle of fiscal years 2014 to 2016. Based on performance relative to the goals that were established for fiscal year 2016, the payout specific to fiscal year 2016 performance was 196% of target based on pre-tax earnings growth and pre-tax return on invested capital (ROIC) that fell above target for the year.

As shown in the table below, the payouts relating to fiscal years 2014 to 2016 were 66.7%, 66.7% and 65.3% of target, respectively. Applying the annual weighting for each year produced an aggregate payout for the LTIPP for the fiscal years 2014 to 2016 performance cycle of 198.7% of target.

FY	Pre-Tax Earnings Growth Target	Pre-Tax Earnings Growth Actual	ROIC Target	ROIC Actual	Performance Factor (percentage of target)	Annual Weighting	Annual Weighted Performance
2016	6.5%	14.1%	20.5%	24.3%	196.0%	1/3	65.3%
2015	6.5%	14.6%	19.9%	23.6%	200.0%	1/3	66.7%
2014	10.0%	21.0%	18.9%	19.8%	200.0%	1/3	66.7%
Actual LTIPP Payout for 2014-2016 Performance Cycle (paid upon completion of 2016 fiscal year)							198.7%

Performance Measure Definitions

Return on Invested Capital (ROIC)

Legacy Johnson Controls defined ROIC as income before income taxes adjusted by total financing costs, non-controlling interests, and certain significant non-recurring items such as acquisitions/divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, divided by pre-tax invested capital. Pre-tax invested capital is defined as the monthly weighted average sum of shareholders equity plus total debt, less cash and income tax accounts, adjusted for acquisitions and divestitures.

Year-over-Year Pre-Tax Earnings

Legacy Johnson Controls defined pre-tax earnings as income before income taxes, adjusted for certain significant non-recurring items, such as acquisitions/divestitures, impairment charges, restructuring costs, mark-to-market pension gains/losses, and the adoption of new accounting pronouncements, all as reflected in its audited financial statements.

The table below summarizes LTIPP targets and actual awards for Messrs. Foster and Mitchell for the 2014 – 2016 performance cycle:

	FY 2014 – 2016 LTIPP
	Target as a % of Base Pay	Target Award Opportunity	Actual Amount Awarded
Byron S. Foster	30%	$168,000	$333,816
Eric S. Mitchell	40%	$200,000	$397,401

Due to the Merger, the 2015 – 2017 performance cycle applicable to PSU awards for Mr. McDonald and LTIPP cash awards for Messrs. Foster and Mitchell was “frozen” in fiscal year 2016. In 2015 and 2016 the performance level achieved was 200%. Legacy Johnson Controls decided to apply this achievement result to 2017, which was the final year of the three-year performance period. Payout for this performance cycle will be delivered in December 2017, contingent on the award holder’s continued employment until the vesting date. Each of Mr. McDonald’s PSU awards that was outstanding as of immediately prior to the effective time of the Merger was assumed by the combined company and converted into a time-vesting RSU award respect to a number of combined company ordinary shares equal to the number of shares of Legacy Johnson Controls common stock subject to the Legacy Johnson Controls PSU award. These time-vesting RSU awards will vest in December 2017, contingent on Mr. McDonald’s continued employment until the vesting date.

Stock Option and Restricted Stock Grants

By awarding stock options and restricted stock, Legacy Johnson Controls linked long-term incentives directly to stock price; if the stock price decreased, so did the value of the executive officer’s compensation. Stock options and restricted stock also helped to maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. In addition, they captured the movement in share value both before and after the Tyco Merger and our spinoff, with settlement and/or exercise of these grants carried over to Adient.

•	Stock Options: Legacy Johnson Controls granted stock options and valued them using a Black-Scholes valuation. The exercise price of fiscal year 2016 stock options was equal to the closing price of Johnson Controls common stock on the date of the grant. Fifty percent of each stock option award vested two years after the date of grant, and the other fifty percent vested three years after the date of grant. Stock option vesting was subject to continued employment, with earlier vesting upon retirement, and stock options had a ten-year exercise term.

•	Restricted Stock: Legacy Johnson Controls valued restricted stock based on the price of stock at the date of grant. Beginning in fiscal year 2014, vesting of restricted stock occurred 100% after three years. If an executive officer held unvested restricted stock at retirement, that stock would continue to vest following retirement.

	FY 2016 Long-Term Incentive Grant
	Number of Stock Options	Value of Stock Options	Number of RSUs	Value of RSUs	Total Value of Award
R. Bruce McDonald	104,562	$1,375,368	230,935	$10,550,957	$11,926,325
Jeffrey M. Stafeil
Neil E. Marchuk			37,174	$1,399,973	$1,399,973
Byron S. Foster	19,011	$250,063	12,986	$569,566	$819,629
Eric S. Mitchell	15,209	$200,053	10,204	$447,547	$647,601

Note: These grants are reflected in the Fiscal Year 2016 Grants of Plan-based Awards Table below

Treatment of Equity-Based Incentives at Spinoff

Each Legacy Johnson Controls equity-based award (e.g., stock option, stock appreciation right, restricted stock unit that was outstanding immediately prior to the spinoff and held by an employee who continued service with Legacy Johnson Controls (or a former employee)) was adjusted to reflect the effect of the spinoff and retained by Johnson Controls. Any outstanding awards held by an Adient employee, apart from long-term incentive cash awards, were bifurcated at the time of the spinoff into an award relating to shares of Legacy Johnson Controls and an award relating to Adient ordinary shares. The awards were adjusted to preserve the intrinsic value at the time of the spinoff. The other terms and conditions in place prior to the spinoff continued to apply in both cases.

Founders Grants

In addition to the regular compensation delivered in fiscal year 2016, and in connection with its decision to divest the Automotive Experience business unit, Legacy Johnson Controls granted RSUs to certain employees, including Messrs. McDonald, Foster and Mitchell, who were asked to stay throughout the divestiture. These RSU awards, called Founders Grants, were also granted to Messrs. Stafeil and Marchuk to make up for compensation they had left behind when they joined Legacy Johnson Controls from other organizations. All grants will vest ratably over three years, encouraging NEOs to stay with Adient through our initial start-up phase to ensure stability as we become a new company.

	Number of RSUs	Value of RSUs
R. Bruce McDonald	175,786	$8,000,021
Jeffrey M. Stafeil	21,974	$1,000,037
Neil E. Marchuk	65,920	$3,000,019
Byron S. Foster	43,947	$2,000,028
Eric S. Mitchell	32,960	$1,500,010

Note: These grants were issued on October 31, 2016, at a share price of $45.51.

RSU Awards Related to Legacy Johnson Controls Nonqualified Plans

Under Legacy Johnson Controls Nonqualified Deferred Compensation and Retirement Restoration Plans, all amounts under the plans automatically became vested and payable in a lump sum cash payment as a result of any change in control of Legacy Johnson Controls, including the Merger. In connection with the Merger, the Legacy Johnson Controls Compensation Committee implemented a special program for all current employee and retiree participants in these plans, including Messrs. McDonald, Foster and Mitchell. Under the special program each active and retiree participant in these plans received an increase in his or her distribution based on a formula applied consistently across all participants. This special program was intended to partially offset the lost deferral opportunity and the lost opportunity to earn additional supplemental benefits as a result of the Merger. Using the same methodology, Messrs. McDonald, Foster and Mitchell were granted stock awards on September 8, 2016 in lieu of an increased cash distribution. The amounts of these awards are reflected in the Summary Compensation Table for Fiscal 2016 and the Fiscal Year 2016 Grants of Plan-Based Awards Table below.

Other Legacy Johnson Controls Benefits

Retirement Benefits

401(k) Plan

All Legacy Johnson Controls U.S. employees were eligible for the 401(k) Plan, including executive officers. Participants could contribute up to 25 percent of their compensation on a pre-tax basis; however, executive officers could contribute only up to 6 percent of their compensation. Based on company performance, Legacy Johnson Controls matched 75 percent to 100 percent of each dollar an employee contributed, up to 6 percent of the employee’s eligible compensation.

In addition, Legacy Johnson Controls made a varied annual retirement contribution for eligible employees. The contribution for this group of employees was between 1% and 7% of the participant’s eligible compensation and based on the participant’s age and service. Both the matching contribution and the annual retirement contribution were subject to vesting requirements.

Legacy Johnson Controls also maintained a pension plan, which covered all U.S. salaried employees hired before January 1, 2006. This plan was frozen on December 31, 2014.

Retirement Restoration Plan

The Internal Revenue Code limits the benefits companies can provide to employees under a pension plan and a 401(k) plan. Thus, Legacy Johnson Controls sponsored the Retirement Restoration Plan, which allowed all employees who are affected by these Internal Revenue Code limits to obtain the full intended benefit from the pension and 401(k) plans without regard to such limits. Because benefits under the pension plan were frozen on December 31, 2014, the pension portion of the Retirement Restoration Plan likewise was frozen on December 31, 2014, such that no additional pension restoration benefits could accrue after that date. All employees whose benefits under the pension plan and 401(k) plan, as applicable, were affected by the Internal Revenue Code limits, including executive officers, were eligible for the Retirement Restoration Plan. Under the terms of the Legacy Johnson Controls Retirement Restoration Plan, all amounts deferred (determined based on the actuarial equivalent value) became vested (to the extent not previously vested) upon the Merger were required to be paid out in a lump sum following the consummation of the Merger.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan assisted all senior leaders, including executive officers, with personal financial planning by allowing participants to defer compensation and associated taxes until retirement or termination of employment. It also assisted senior leaders in the management of their executive stock ownership requirements. Investment options in the Executive Deferred Compensation Plan mirrored investment options available in the 401(k) Plan. Of our NEOs, only Mr. McDonald participated in fiscal year 2016.

Executive Perquisites

Legacy Johnson Controls provided perquisites to help executive officers be more productive and be efficient, and to provide protection from potential business risks. Perquisites were limited in amount, and Legacy Johnson Controls maintained a strict policy regarding eligibility and use of these benefits.

For fiscal year 2016, Legacy Johnson Controls executive officers — including Mr. McDonald — received personal financial planning, club dues, and personal use of a company airplane. Executive officers were also eligible for three additional perquisites:

•	The company vehicle policy, which was offered to all senior leadership and provided for personal use of a vehicle (the type of vehicle varied by leadership level and was limited to vehicles that use Adient’s automotive seating and interiors products);

•	The executive physical examination program that offered executive officers an annual comprehensive physical examination within a compressed time period; and

•	The executive security policy, which was offered to all senior leadership and provided a risk-based mitigation strategy and security program that recognized exposure to potential personal security threats due to local/geographic conditions and the nature of their positions as executives of Legacy Johnson Controls.

The Legacy Johnson Controls Compensation Committee periodically reviewed competitive market data to ensure that perquisites in the executive compensation program were standard and within market practice.

Messrs. Stafeil and Marchuk became eligible for a perquisite cash allowance equal to 5% of their respective base salaries upon joining Legacy Johnson Controls for the purpose of assuming officer positions within Adient. Both executives received pro-rated reimbursements for the perquisite cash allowance earned between their respective hire dates and September 30, 2016. In addition, Messrs. Foster and Mitchell received limited perquisites in fiscal year 2016 in connection with the new responsibilities they were expected to take on as Adient officers.

Executive Survivor Benefits Plan

Legacy Johnson Controls executive officers hired before September 15, 2009, were eligible for the Executive Survivor Benefits Plan. Under this plan, if a participating executive officer died while he or she was an employee, Legacy Johnson Controls made certain payments to his or her beneficiary. This benefit was offered to executive officers in place of regular group life insurance coverage and any other executive life insurance policy. All benefits under the Executive Survivor Benefits Plan ceased upon retirement or other termination. Executive officers hired after September 15, 2009, participated in Legacy Johnson Controls’ regular group life insurance coverage.

Employment and Change of Control Agreements

Legacy Johnson Controls’ employment agreements with senior executive officers did not include excise tax gross-up payments and included a double-trigger in the event of a change of control, which meant that an executive would not receive termination payments under the employment agreement following a change of control unless Legacy Johnson Controls terminated the executive’s employment without cause or the executive terminates with good reason. The Tyco Merger by its terms did not constitute a change of control under the Legacy Johnson Controls employment agreements and because Mr. McDonald was expected to become Chief Executive Officer of Adient in connection with the spinoff, the Tyco Merger was not treated as a change of control under his employment agreement. Equity awards granted by Legacy Johnson Controls were subject to double-trigger equity vesting in the event of a change of control. Double-trigger equity vesting required both a change of control and executive termination to vest the equity awards. The Tyco merger was treated as a change of control for purposes of equity awards outstanding at the time of the merger.

Adient — Fiscal Year 2017 Compensation Decisions and Actions

As an independent company, Adient will build upon the practices of Legacy Johnson Controls with minor modifications reflective of the automotive industry’s business conditions and executive compensation approach. Our overarching goal is to reward all employees, including our NEOs, for delivering exceptional performance, building shareholder value and helping us achieve our corporate goals.

Our executive compensation programs align with the following objectives and philosophy:

Objectives	Philosophy

Our executive compensation program is
designed to:

✓      Build shareholder value over the long term

✓      Deliver sustained, strong business and financial results through our focus on debt reduction, return on sales and EBIT growth

✓      Attract, retain and motivate a highly qualified and effective executive team

Our executive compensation philosophy is built on the following principles:

✓     Align the interests of executive officers with those of shareholders in a manner that does not encourage excessive risk-taking

✓     Pay for performance and the achievement of strategic, financial and leadership objectives

✓     Design awards to drive the achievement of strategic business objectives that increase shareholder value

✓     Keep compensation competitive to attract, motivate and retain an executive team that continues to drive our success

✓     Reflect business conditions and compensation practices unique to the automotive industry to ensure our executive compensation practices are appropriately competitive

In determining the best future policies and programs for Adient, our newly formed Compensation Committee of the Board of Directors considered shareholder interests, market best practice, market norms and past Legacy Johnson Controls programs and policies. We target compensation generally at market medians against a set of peer companies of comparable revenue size, while also considering that certain Adient leaders are responsible for the oversight and leadership of our joint ventures, which account for an additional $16 billion of non-consolidated revenue. We let performance against established goals dictate where actual compensation falls versus the market. At times, to reflect skills, experiences and market conditions total compensation for an individual may deviate from market median.

Our Commitment to Our Shareholders

Adient is committed to the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. We believe that, as part of this commitment, it is important to maintain ongoing dialogue with shareholders to solicit and respond to feedback about our executive compensation program.

Moving forward as an independent company, we will engage with shareholders and consider shareholder input, including the advisory “say-on-pay” vote, as we evaluate the design of our executive compensation programs and the specific compensation decisions for each of our NEOs.

Elements of our Total Rewards program

The chart below highlights the key elements of our total rewards program and how each linked to executive compensation program objectives:

Element	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive	A cash-based award that encourages NEOs to focus on the business and financial objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on Net debt/EBITDA (40% weight), EBIT (40% weight) and Return on Sales (20% weight).
Long-Term Incentives • Performance Stock Units (PSUs) • Restricted Stock Units (RSUs)	Ensures that NEO pay is directly linked to the achievement of our long-term objectives, builds shareholder value, and supports talent retention	Long-Term Equity

•     PSUs align executive officers’ compensation with the creation of shareholder value. PSUs will have a three-year cliff vesting cycle with the number of shares earned dependent on financial performance relative to pre-determined goals. Sales backlog is the performance measure used for this LTI component.

•     RSUs’ three-year ratable vesting schedule promotes retention, and the increase or decrease in their value mirrors what shareholders experience, further aligning executive interests with those of our shareholders.

Health and Welfare and Retirement Benefits	Critical element of a total rewards program and thus, helps attract, maintain and retain executive talent	Benefit	These benefits are broadly applicable to all executives; NEOs receive retirement benefits through three plans: • 401(k) Plan • Retirement Restoration Plan • Executive Deferred Compensation Plan
Severance and Change of Control Agreements	Ensures NEOs remain focused on creating sustainable performance	Benefit

These agreements protect the Company and the NEOs from risks by providing:

•     Economic stability

•     Death or disability payments

•     Payments and benefits in the event of a change of control

The agreements do not provide excise tax gross-ups in the event of a change of control, and equity awards are subject to double trigger vesting upon a change of control.

Element	Link to Program Objectives	Type of Compensation	Key Features
Perquisites	Helps keep our executive compensation program competitive	Benefit	NEO perquisite cash allowance is limited to 5% of base pay, in addition to use of the corporate aircraft, a leased vehicle and an annual physical. All perquisites are closely monitored by the Compensation Committee.

Fiscal Year 2017 Compensation Decisions and Programs

Adient’s business is closely tied to the automotive industry, which is highly cyclical and subject to volatile results. Our NEO pay mix and levels for fiscal year 2017 are aligned with market practice, however given the nature of our industry we will continue to evaluate appropriate positioning to market going forward to ensure we are able to engage, motivate and retain key talent, while balancing shareholder interests. The following highlights important compensation practices and decisions made for fiscal year 2017:

What We’ll Do	What We Won’t Do
✓ Enforce a Stock Ownership Policy for NEOs	× Provide tax gross-ups, except in limited circumstances
✓ Formally assess risk within the executive compensation program	× Provide single trigger change-of-control arrangements
✓ Uphold our Executive Compensation Incentive Recoupment Policy	× Re-price stock options
✓ Validate the independence of our compensation consultant	× Pay current dividends on performance-based RSUs
✓ Set incentive plan targets that consider both internal strategic plans as well as external context for performance expectations	× Provide excessive perquisites
✓ Annually review the link between executive pay and performance	× Reward executives without a link to performance
✓ Holddouble-trigger change-of-control arrangements with no excise-tax gross-ups
✓ Ensurethe independence of our Compensation Committee directors and the advisors who report to them
✓ Implementa strong shareholder engagement process

Compensation Peer Group

To gauge marketplace compensation levels and practices, Adient’s Compensation Committee approved a Compensation Peer Group consisting of a group of companies that:

•	Adient competes against for talent;
•	Are in the same or a similar industry; and
•	Have broadly similar revenues that range from $3.2B to $38.6B with a median of $15.8B.

Adient Compensation Peer Group for 2017
3M Company Alcoa Inc. BorgWarner Inc. Cummins Inc. Deere & Company Delphi Automotive plc Eaton Corporation plc Emerson Electric Co.	General Dynamics Corporation Honeywell International Inc. Illinois Tool Works Inc. Ingersoll-Rand plc L-3 Communications Holdings Inc. Lear Corporation Northrop Grumman Corporation	PACCAR Inc. Parker-Hannifin Corporation Tenneco Inc. Textron Inc. The Goodyear Tire & Rubber Company Visteon Corporation Whirlpool Corp.

The Adient Compensation Committee reviewed an analysis of compensation practices at these organizations as it considered appropriate pay levels for the NEOs as well as incentive plan design for fiscal year 2017.

Establishing Fiscal 2017 Compensation

In establishing 2017 total direct compensation levels (base pay, annual cash bonus targets and long-term incentive targets), the Adient Compensation Committee reviewed market data from the recently established peer group against the current compensation levels for the newly appointed executive officer team. To reflect their increased responsibilities and to more closely align their pay and incentive targets with market medians, significant increases were approved for Messrs. McDonald, Foster and Mitchell. Since Messrs. Stafeil and Marchuk had been hired into their anticipated roles at market competitive rates, no major adjustments were required for these executives.

Use of an Independent Compensation Consultant

To add rigor in the review process and to inform the Adient Compensation Committee of market trends, the Committee has engaged the services of Willis Towers Watson to analyze its executive compensation structure and plan designs. Willis Towers Watson will also provide Compensation Peer Group and other market data, which the Compensation Committee will reference when determining compensation for NEOs. The Committee will annually review the services Willis Towers Watson provides, the quality of those services, and fees associated with the services.

Base Salary

When establishing base salaries for Adient NEOs for fiscal year 2017, the Adient Compensation Committee considered an initial guideline at the 50th percentile of the peer group data for comparable roles.

Our NEOs received base salary increases for fiscal year 2017 to better align their pay with compensation paid to executives with comparable responsibility and experience. These salaries went into effect on October 1, 2016, at the beginning of Adient’s fiscal year:

	Base Pay
NEO	FY 2016	FY 2017	Percent Change
R. Bruce McDonald	$1,030,000	$1,500,000	45.6%
Jeffrey M. Stafeil	$725,000	$750,000	3.4%
Neil E. Marchuk	$600,000	$625,000	4.2%
Byron S. Foster	$560,000	$750,000	33.9%
Eric S. Mitchell	$500,000	$700,000	40.0%

Annual Incentive

The Annual Incentive Performance Plan (AIPP) encourages executive officers to focus on financial performance based on earnings before interest and taxes (EBIT), return on sales (ROS), and net debt reduction (net debt compared to EBITDA). These measures help to ensure Adient concentrates on driving profitable growth, improving margin and paying down debt acquired as part of the spinoff. The Compensation Committee believes focusing on these measures will create long-term shareholder value.

Adient’s Compensation Committee has set the following targets for each measure. AIPP payouts will range from 0%, if threshold performance is not met, to a maximum of 200% (subject to further adjustment based on individual metrics described below) if actual performance exceeds expectations.

Performance Measures	Weighting	FY 2017 Goals
		Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)
Net Debt / EBITDA	40%	1.9x	1.75x	1.6x
EBIT	40%	$1,174B	$1,254B	$1,334B
Return on Sales (ROS)	20%	7.2%	7.4%	7.6%

The following table summarizes the fiscal year 2017 AIPP targets and award opportunities for the NEOs:

	FY 2017 Annual Incentive
	Target as a % of Base Pay[1]	Target Award Opportunity[1]
R. Bruce McDonald	160%	$2,400,000
Jeffrey M. Stafeil	100%	$750,000
Neil E. Marchuk	100%	$625,000
Byron S. Foster	100%	$750,000
Eric S. Mitchell	100%	$700,000

1 If at least 85% of the target EBIT financial goal described above is achieved, then the amounts that would otherwise be earned at the actual performance level may be increased by an aggregate of up to 25% based on the metrics described below.

The Adient Management Committee, currently comprising Adient’s top 20 executives (including the NEOs), has an additional set of annual goals with metrics focused on achieving employee diversity, product launch, the implementation of the Adient Manufacturing System (AMS) and driving Adient’s culture and values. The achievement, or lack thereof, of these metrics may move each individual’s annual incentive award up or down a maximum of 25%.

Long Term Incentives

For fiscal year 2017, we are making restricted stock unit (RSU) and performance share unit (PSU) grants. RSUs make up 50% of the long-term incentive award, and PSUs make up the other 50%:

•	RSUs vest one-third per year over three years and provide additional value to the holder when stock price rises.

•	PSUs vest at the end of a three-year performance period (2017 – 2019) and will be valued based on sales backlog, an important indicator of our long-term top line growth. Sales backlog also has a significant impact on long-term stock price and on meeting our shareholders’ expectations.

In total, we believe these grants provide a balanced focus on shareholder value creation and retention of key executives over the course of the vesting period. They are also reflective of market practice within our industry. The size of the grants are based on a combination of market practice and the relative importance of the objectives behind each of the grants. The Adient Compensation Committee approved the following grants for fiscal year 2017:

	FY 2017 Long-Term Incentive Grant
	Number of PSUs	Target Value of PSUs	Number of RSUs	Value of RSUs	Total Target Value of Award
R. Bruce McDonald	95,921	$4,249,979	95,921	$4,249,979	$8,499,957
Jeffrey M. Stafeil	24,663	$1,099,970	24,663	$1,099,970	$2,199,940
Neil E. Marchuk	15,695	$699,997	15,695	$699,997	$1,399,994
Byron S. Foster	19,058	$849,987	19,058	$849,987	$1,699,974
Eric S. Mitchell	16,816	$749,994	16,816	$749,994	$1,499,987

Note: These grants are not included in the Grants of Plan-based Awards Table below as they are related to fiscal year 2017 compensation and therefore will appear in the fiscal year 2017 proxy statement expected to be filed in early 2018.

Share Ownership Policy

We require executive officers to hold a significant amount of Adient stock. The guidelines below tie NEO compensation to stock performance, since the increase or decrease in our stock price impacts their personal holdings.

NEO	Required Minimum Ownership (2017)

R. Bruce McDonald	7x base salary

Jeffrey M. Stafeil	4x base salary

Neil E. Marchuk	4x base salary

Byron S. Foster	4x base salary

Eric S. Mitchell	4x base salary

These ownership requirements are higher than general market practice, reflecting our culture and demonstrating a strong commitment to our compensation philosophy. Shares that count towards satisfaction of the requirements include shares owned outright by the participant or his or her immediate family members residing in the same household; shares held by the participant in an Adient or affiliate-sponsored 401(k) plan; restricted shares and stock-settled restricted stock units issued to the participant; share units credited to the participant under nonqualified deferred compensation plans; and shares held in trust for the benefit of the participant.

Each participant covered by the ownership requirement on November 7, 2016 must reach their ownership requirement no later than October 1, 2021, which generally provides a five-year “grow in” period. Each employee who first becomes a participant after November 7, 2016 must reach their ownership requirement no later than five years after receiving the initial communication of the requirement.

If a participant is promoted to a position with a higher ownership requirement as a multiple of base salary, that new ownership requirement will be communicated to the participant as soon as practical after the promotion, and the participant will be allowed a new five-year grow in period to reach the additional ownership requirement from the date of the communication. However, this new grow in period for promotion does not eliminate the requirement for the participant to meet the previous ownership requirement.

Participants not meeting their required ownership level within the applicable five-year period:

•	may not be granted additional long term awards until the ownership requirements are met,

•	with regard to share options or stock appreciation rights settled in shares, will only be permitted to exercise and hold the resulting after-tax shares, and/or

•	with regard to shares issued under an Adient restricted stock unit or performance share unit award, will only be permitted to hold their shares with a designated broker until share ownership requirements are met.

Compensation Recoupment Policy

Adient has adopted a “clawback” policy that applies to all performance incentives (including PSUs) awarded on or after October 31, 2016. This “clawback” policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm the Company or its shareholders.

Under the policy, the Compensation Committee will require all officers (within the meaning of Section 16 of the Securities Exchange Act of 1934) elected by the Board to reimburse us for any overpayments or excess shares delivered under any performance incentives if:

•	The payment or delivery of shares was based on the applicable performance period’s financial results that were subsequently the subject of a material restatement, other than a restatement due to changes in accounting policy;

•	The Compensation Committee believes the elected officer engaged in conduct that caused, or even partially caused, the need for the restatement; and

•	A lower payment would have been made, or fewer shares delivered, to the covered officer based upon the restated financial results.

If the event of any accounting restatement that we are required to prepare due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, we will also seek to recover any compensation received by our CEO and CFO (consistent with Section 304 of the Sarbanes-Oxley Act of 2002). Going forward, we will continue to monitor developments under the Dodd-Frank Act, including with respect to mandatory recoupment of incentive compensation, and will comply with regulations when they are released.

Retirement Benefit Plans

The three retirement plans described below are broadly applicable to all executives, similar to the program in place at Legacy Johnson Controls. Going forward, the Adient Compensation Committee will evaluate the effectiveness of our retirement program and consider changes as needed.

401(k) Plan

All U.S. employees are eligible for the 401(k) Plan, including our NEOs. Participants can contribute up to 25 percent of their compensation on a pre-tax basis; however, executive officers can contribute only up to 6 percent of their compensation. Based on Company performance, we match 75 percent to 100 percent of each dollar an employee contributes, up to 6 percent of the employee’s eligible compensation.

In addition, the Company makes a varied annual retirement contribution for eligible employees, including all NEOs. The contribution is between 1% and 7% of the participant’s eligible compensation and is based on the participant’s age and service. Both the matching contribution and the annual retirement contribution are subject to vesting requirements.

Retirement Restoration Plan

The Internal Revenue Code limits the benefits companies can provide to employees under a 401(k) plan. Thus, Adient will sponsor the Retirement Restoration Plan, which allows all employees who are affected by these Internal Revenue Code limits to obtain the full intended benefit from the 401(k) plan without regard to such limits. All employees whose benefits under the 401(k) plan, as applicable, are affected by the Internal Revenue Code limits, including NEOs, are eligible for the Retirement Restoration Plan. Adient will make an annual retirement income contribution equal to 12% of the executives’ respective base salaries and annual bonus compensation payments (less the amount of any retirement income contributions actually credited to the executives’ accounts in the 401(k) Plan).

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan assists all senior leaders, including NEOs, with personal financial planning by allowing participants to defer compensation and associated taxes until retirement or termination of employment. It also assists senior leaders in the management of their executive stock ownership requirements. Investment options in the Executive Deferred Compensation Plan mirror investment options available in our 401(k) Plan.

Severance and Change of Control Agreements

Consistent with market practice, Adient has implemented the following Severance and Change of Control agreements intended to retain the NEOs before and after a change of control and encourage the NEOs to maximize the value of any change of control transaction for shareholders in the long term:

	Change of Control Termination	Non-Change of Control Termination
Triggering Events	During the two years after a change of control: • An involuntary termination other than for cause, disability or death • Resignation for good reason	• Involuntary termination other than for cause, disability or death • Resignation for good reason
Cash Severance	3x base salary and average bonus	1.5x base salary for the NEOs other than the CEO; 2x base salary for the CEO
Bonus	Full current year annual bonus based on actual performance	Pro rata current year annual bonus based on actual performance
Release of Claims	Required	Required
Benefits Replacement	Cash payment equal to monthly employer contributions for welfare benefits, retirement plans and car lease multiplied by 36	Cash payment equal to monthly employer contributions for welfare benefits, retirement plans and car lease multiplied by 18 (24 for Mr. McDonald)
Equity Acceleration

•      Vesting of awards accelerates on a change of control only if they are (1) not assumed or replaced or (2) terminated

•      Upon subsequent termination of employment, awards vest on a pro rata basis (subject to achievement of any applicable performance goals)

Awards vest on a pro rata basis (subject to achievement of any applicable performance goals or more favorable treatment in the applicable equity award agreement)
Excise Tax Gross-up Payment	None	None
Restrictive Covenants	• Perpetual confidentiality covenant • Trade secrets protection, non-disparagement, non-competition and non-solicitation for 12-18 months	• Perpetual confidentiality covenant • Trade secrets protection, non-disparagement, non-competition and non-solicitation for 12-18 months

	Change of Control Termination	Non-Change of Control Termination
Definition of “Change of Control”

The agreements use the same definition as the Adient 2016 Omnibus Incentive Plan, which is the first to occur of the following:

•      the acquisition by a person of 35% or more beneficial ownership of Adient’s then-outstanding ordinary shares or then-outstanding voting securities (excluding acquisitions from or by Adient or by any of Adient’s employee benefit plans)

•      a majority change in the Adient board of directors that is not approved by at least a majority of Adient’s incumbent board of directors (or their board-approved successors)

•      consummation of a reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving Adient or any of its subsidiaries, a sale or other disposition of all or substantially all of Adient’s assets, or the acquisition of assets or shares of another entity by Adient or any of its subsidiaries, in each case, unless, following such event, (1) all or substantially all of the individuals and entities that were the beneficial owners of Adient’s then-outstanding ordinary shares or then-outstanding voting securities beneficially own, directly or indirectly, more than 50% of the then-outstanding common or ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event of the outstanding Adient ordinary shares and the outstanding Adient voting securities, as the case may be, (2) no person (excluding specified persons) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding common or ordinary shares of the corporation resulting from such event or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the event, and (3) at least a majority of the members of the board of directors of the corporation resulting from such event were members of Adient’s incumbent board of directors at the time of the execution of the initial agreement or of the action of the Adient board of directors providing for such event

•      approval by Adient’s shareholders of a complete liquidation or dissolution of Adient

Not applicable

	Change of Control Termination	Non-Change of Control Termination
Definition of “Cause”

•      Substantial failure (other than due to disability) or refusal to perform essential duties and responsibilities

•      Material violation of any fiduciary duty

•      Conviction of, or entry of a plea of no contest with respect to, certain crimes

•      Dishonesty or theft

•      Material violation of material rules or material policies

•      Other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact Adient, its affiliates or its or their employees

Same definition as on a Change of Control Termination
Definition of “Good Reason”

•      Certain changes in the principal location of employment

•      Material reduction to total cash compensation target or equity award value target from the levels in effect immediately prior to the change of control

•      Application of performance goals to incentive compensation awards for which the probability of attainment is materially more difficult than the probability of attainment applicable to the goals under the incentive plans as in effect immediately prior to the change of control

•      A change in the position to which the executive officer reports (does not apply to the CEO)

•      Assignment of duties inconsistent in any material respect with authority, duties or responsibilities as in effect immediately prior to the change of control that represents a diminution of such duties, or any other action which results in a material diminution in such authority, duties or responsibilities

•      Material diminution of the duties or responsibilities such that the position held is no longer commensurate with that of the position held when the agreement was entered into

•      Certain changes in the principal location of employment

•      Material reduction to total cash compensation target or equity award value target (other than as part of a widespread reduction in compensation applied consistently to other peer executives)

•      A change in the position to which the executive officer reports (does not apply to the CEO)

Perquisite Program

We have adopted a Flexible Perquisites Program that limits the perquisite cash allowance to 5% of base salary. The Company does not reimburse for other expenses such as financial planning, security, club dues, etc. In addition to the cash allowance, other perquisites include:

•	Company aircraft: the CEO will have unlimited access to the aircraft and can authorize use for other executives. In all cases, the executive is responsible for taxes.
•	Car program: this benefit allows NEOs to lease a vehicle with an expected annual cost of up to $33,000 for the CEO, and $25,000 for Messrs. Stafeil, Marchuk, Foster and Mitchell.
•	Annual physical: each NEO can be reimbursed up to $3,000 per year for obtaining a comprehensive physical examination by a physician of his or her choice.

Executive Survivor Benefit Plan

Adient does not intend to adopt a survivor benefits plan similar to Legacy Johnson Controls’ Executive Survivor Benefits Plan.

Employment Agreements

We do not maintain employment agreements with our NEOs. However, we do maintain arrangements under which the NEOs may become entitled to receive severance benefits upon a qualifying termination of employment, as described above under “Severance and Control of Control Agreements.” Prior to the separation, Legacy Johnson Controls issued offer letters to each of our NEOs (other than Mr. McDonald), and we assumed the offer letters and any obligations thereunder in connection with the separation. Substantially all of the compensation obligations under the offer letters lapsed or were satisfied in fiscal year 2016, except for two cash payments to Mr. Marchuk, each in the amount of $400,000. The first of those payments was made to him in December 2016 and the second will be made in December 2017 if he remains employed by us through the payment date.

Tax and Accounting Rules and Regulations

When determining total direct compensation packages, Adient will consider all factors that may impact financial performance, including tax and accounting rules and regulations under the Section 162(m) of the Internal Revenue Code. The Code limits the Company from deducting compensation in excess of $1 million awarded to the principal executive officer or to the other three highest-paid executive officers (other than the chief financial officer). One exception to the Code is if compensation meets the requirements to qualify as performance-based compensation.

Adient’s compensation philosophy emphasizes performance-based compensation for executive officers, thus minimizing the consequences of the Section 162(m) limitation. We also have taken action to qualify certain executive compensation as performance-based compensation under transition rules provided by Section 162(m) for subsidiaries that become separate publicly traded companies that applied to us in connection with the spinoff. However, going forward the Compensation Committee will retain full discretion to award compensation packages that best attract, retain, and reward successful executive officers. Therefore, the Compensation Committee may award compensation that is not fully deductible under Section 162(m) if the Committee believes it will contribute to the achievement of our business objectives.

EXECUTIVE COMPENSATION TABLES

The following table sets forth information regarding the compensation of the NEOs of Adient in fiscal year 2016: R. Bruce McDonald, Chairman and Chief Executive Officer; Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer; Neil E. Marchuk, Executive Vice President and Chief Human Resources Officer; Byron S. Foster, Executive Vice President; and Eric S. Mitchell, Executive Vice President. The table includes amounts paid during fiscal year 2016 prior to spin-off by Legacy Johnson Controls. The columns titled “Salary,” ”Bonus,” “Stock Awards” and “Non-Equity Incentive Plan Compensation” include amounts that may be deferred.

Summary Compensation Table for Fiscal Year 2016

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	Total (j)

R. Bruce McDonald, Chairman and CEO	2016	$1,030,000	—	$10,550,957	$1,375,368	$2,966,402	$295,618	$4,970,477	$21,188,822

Jeffrey M. Stafeil, Exec VP & CFO	2016	$725,000	—			$725,001		$13,443	$1,463,444

Neil E. Marchuk, Exec VP & CHRO	2016	$600,000	$1,500,000	$1,399,973		$855,000		$22,500	$4,377,473

Byron S. Foster, Exec VP	2016	$540,004	—	$569,566	$250,063	$1,117,816	$88,665	$773,448	$3,339,562

Eric S. Mitchell, Exec VP	2016	$479,999	—	$447,547	$247,590	$1,047,402	$50,515	$528,717	$2,801,770

(1) Bonus: For Mr. Marchuk, the amount in column (d) reflects a one-time cash payment paid during first month of employment as a sign-on incentive per his offer letter.

(2) Stock/Unit Awards and Option Awards: The amounts in columns (e) and (f) reflect the fair value of equity awards granted in fiscal 2016, which consisted of restricted stock units (“RSUs”) and stock options. These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of an ordinary share on the date of grant. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For Mr. McDonald, the amount shown in column (e) includes $5,051,001 attributable to RSUs granted by JCI in connection with the closing of the Merger involving Legacy Johnson Controls and Tyco to partially offset the loss of deferral opportunity and opportunity to earn additional supplemental benefits as a result of the payment of amounts deferred under the Legacy Johnson Controls Nonqualified Deferred Compensation and Retirement Restoration Plans following the Merger. The value of the RSUs awarded as founders grants as described above under the heading “Founders Grants” are not included in this table because they were granted after the end of fiscal year 2016. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2016, which appear in Adient’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on November 29, 2016, includes assumptions that were used in the calculation of the equity award values.

(3) Non-Equity Incentive Plan Compensation: The amounts reported in column (g) for each NEO reflect annual cash incentive compensation earned in fiscal 2016 (which was based on Company and individual performance in fiscal 2016 and paid in the first quarter of fiscal 2017) as well as, for Messrs. Foster and Mitchell, $333,816 and $397,401, respectively, in payouts received under the fiscal year 2016 LTIPP awards as described in further detail above under the heading “Long-Term Incentive Performance Program (LTIPP) – FY 2016 LTIPP Award Payouts” . Annual incentive compensation is discussed in further detail above under the heading “Annual Incentive Performance Program.”

(4) Change In Pension Value: The amounts reported in column (h) for the NEOs reflect the actuarial increase in the present value of benefits under the qualified defined benefit pension plan established by Legacy Johnson Controls, determined as of the measurement dates used for financial statement reporting purposes for fiscal year 2016 and using interest rate and other assumptions consistent with those reflected in Adient’s audited financial statements for the fiscal year ended September 30, 2016. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what the calculations assume. Changes in the present value of the NEO’s benefits are the result of the assumptions applied (as discussed in the footnotes to the “Pension Benefits as of September 30, 2016” table below). No NEO received preferential or above market earnings on nonqualified deferred compensation.

(5) All Other Compensation: The amounts shown for Mr. McDonald include a $4,513,275 payment from the pension component of the Legacy Johnson Controls Retirement Restoration Plan that was triggered by the Merger involving Legacy Johnson Controls and Tyco, a vehicle lease amount of $16,183, $21,600 in financial planning fees, $2,933 for personal aircraft use, $36,227 in club dues and $380,259 in company matching contributions under the Legacy Johnson Controls Retirement Restoration Plan. The amount shown for Mr. Stafeil includes $13,443 in perquisite reimbursements. The amount shown for Mr. Marchuk includes $22,500 in perquisite reimbursements. The amounts shown for Mr. Foster include a $722,406 payment from the pension component of the Legacy Johnson Controls Retirement Restoration Plan that was triggered by the Merger involving Legacy Johnson Controls and Tyco, $7,741 in club dues and $43,301 in company matching contributions under the Legacy Johnson Controls Retirement Restoration Plan. The amounts shown for Mr. Mitchell include a $474,938 payment from the pension component of the Legacy Johnson Controls Retirement Restoration Plan that was triggered by the Merger involving Legacy Johnson Controls and Tyco, $31,994 in relocation fees and $21,784 in company matching contributions under the Legacy Johnson Controls Retirement Restoration Plan.

Grants of Plan-Based Awards Table for Fiscal Year 2016

The following table summarizes cash-based and equity-based awards for each of the Company’s NEOs that were granted with respect to fiscal 2016. Share amounts included in the table reflect the number of Legacy Johnson Controls shares that were subject to the award, for awards made prior to the Merger involving Legacy Johnson Controls and Tyco, or the number of JCI shares that were subject to the award, for awards made after the Merger involving Legacy Johnson Controls and Tyco.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(3) (#)	All Other Option Awards Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Awards(5) ($/Share)	Grant Date Fair Value of Stock and Option Awards(6) ($)

Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)

R. Bruce McDonald, Chairman and CEO	10/7/2015							94,049		$43.86	$4,124,989
	10/7/2015							31,349		$43.86	$1,374,967
	10/7/2015								104,562	$43.86	$1,375,368
	9/8/2016							105,537			$5,051,001
	N/A	$618,000	$1,545,000	$3,090,000

Jeffrey M. Stafeil, Exec VP & CFO	N/A	$181,250	$362,500	$725,000

Neil E. Marchuk, Exec VP & CHRO	3/15/2016							37,174		$37.66	$1,399,973
	N/A	$213,750	$427,500	$855,000

Byron S. Foster, Exec VP	10/7/2015							5,699		$43.86	$249,958

	10/7/2015							7,287		$43.86	$319,608
	10/7/2015								19,011	$43.86	$250,063

	N/A	$196,000	$392,000	$784,000

Eric S. Mitchell, Exec VP	10/7/2015							5,645		$43.86	$247,590
	10/7/2015							4,559		$43.86	$199,958

	10/7/2015								15,209	$43.86	$200,053

	N/A	$162,500	$325,000	$650,000

(1) These columns show the range of potential payouts for annual incentive performance awards that we describe in the section titled “Annual Incentive Performance Program (AIPP)” in the Compensation Discussion and Analysis. Actual payout amounts are rounded up to the next whole dollar, which may result in a payout amount that exceeds 200% of target by one dollar.

(2) No performance-based share units were granted to Adient’s NEOs in fiscal year 2016.

(3) The amounts shown in this column with respect to awards granted on October 7, 2015 reflect the number of shares of restricted stock that were granted to each NEO pursuant to the Legacy Johnson Controls 2012 Omnibus Incentive Plan. These grants vest 100% on the third anniversary of the grant, contingent on the NEO’s continued employment (except in the case of retirement). The amount(s) shown in this column with respect to award(s) granted on September 8, 2016 reflect the number of shares subject to RSUs that were granted to Mr. McDonald by JCI in connection with the closing of the Merger involving Legacy Johnson Controls and Tyco to partially offset the loss of deferral opportunity and opportunity to earn additional supplemental benefits as a result of the payment of amounts deferred under the Legacy Johnson Controls Nonqualified Deferred Compensation and Retirement Restoration Plans following the Merger. This grant vests 100% on the third anniversary of the grant, contingent on Mr. McDonald’s continued employment (except in the case of retirement).

(4) The amounts shown in this column reflect the number of stock options that were granted to each NEO pursuant to the Legacy Johnson Controls 2012 Omnibus Incentive Plan. The stock options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on the NEO’s continued employment (or earlier retirement), and expire, at the latest, on the tenth anniversary of the grant date.

(5) The fiscal year 2016 stock option grants to the NEOs were awarded with an exercise price per share equal to the closing stock price on the date of grant.

(6) Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2016, which appear in JCI’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on November 23, 2016, includes assumptions that were used in the calculation of the equity award values.

Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table shows, for each of the NEOs, all JCI equity awards that were outstanding as of September 30, 2016. Dollar amounts are based on the NYSE JCI closing per share price of $46.53 for the Company’s ordinary shares on September 30, 2016. Outstanding equity awards were not converted to Adient until the completion of the spin-off from JCI on October 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Right that Have Not Vested(3) (#)
R. Bruce McDonald, Chairman and CEO					442,850	20,605,811	0	0
	47,248		40.21	10/1/2017
	160,000		28.79	10/1/2018
	170,000		24.87	10/1/2019
	150,000		30.54	10/1/2020
	140,000		28.54	10/7/2021
	74,800		27.85	10/5/2022
	24,660	24,660	48.37	11/19/2023
		80,437	50.23	11/18/2024
		104,562	43.86	10/7/2025
Jeffrey M. Stafeil, Exec VP & CFO
Neil E. Marchuk, Exec VP & CHRO					37,174	1,729,706
Byron S. Foster, Exec VP					42,786	1,990,833
	13,500		40.21	10/1/2017
	6,150		30.54	10/1/2020
	6,875		28.54	10/7/2021
	10,750		27.85	10/5/2022
	5,102	5,102	48.37	11/19/2023
		12,870	50.23	11/18/2024
		19,011	43.86	10/7/2025
Eric S. Mitchell, Exec VP					18,319	852,383
	3,135		32.38	3/20/2022
	9,000		27.85	10/5/2022
	6,803	6,803	48.37	11/19/2023
		12,870	50.23	11/18/2024
		15,209	43.86	10/7/2025

(1) We granted options listed in this column ten years prior to their respective expiration dates. The options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on continuous employment (or earlier retirement).

(2) Restricted stock and RSU vesting dates are as follows:

•	Mr. McDonald — 12,500 shares vested on October 5, 2016, 14,988 shares vested on November 19, 2016; 24,885 shares will vest on November 18, 2017; 99,542 shares will vest on December 7, 2017; 60,000 shares will vest on September 24, 2018, 105,537 shares will vest on September 8, 2017 and 125,398 shares will vest on October 7, 2018

•	Mr. Marchuk — 37,174 shares will vest on March 15, 2019

•	Mr. Foster — 1,450 shares vested on October 5, 2016, 3,101 shares vested on November 19, 2016; 21,268 shares will vest on July 24, 2017; 3,981 shares will vest on November 18, 2017; and 12,986 shares will vest on October 7, 2019

(3) We have calculated the market value of shares of stock that have not vested using the September 30, 2016 closing market price for an ordinary share, which was $46.53. Performance for fiscal year 2015 and 2016 was above target; therefore, the maximum amounts are shown.

Option Exercises and Stock Vested During Fiscal Year 2016

The following table provides information about stock options that our NEOs exercised and restricted stock that vested in fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
R. Bruce McDonald, Chairman and CEO			126,037	$5,527,977
Byron S. Foster, Exec VP			26,067	$1,143,299
Eric S. Mitchell, Exec VP			5,047	$221,361

(1) Amounts represent the product of the number of shares an NEO acquired on vesting and the closing market price of the shares on the vesting date, plus the value of dividend equivalents released.

Pension Benefits as of September 30, 2016

The following table sets forth certain information with respect to the potential benefits to our NEOs under the JCI qualified pension plan and the pension component of the Legacy Johnson Controls Retirement Restoration Plan as of September 30, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(2) ($)
R. Bruce McDonald, Chairman and CEO	Johnson Controls Pension Plan	13.17	$549,392	-
	Retirement Restoration Plan	13.17	-	$4,513,275
Byron S. Foster, Exec VP	Johnson Controls Pension Plan	17.42	$526,237	-
	Retirement Restoration Plan	17.42	-	$722,406
Eric S. Mitchell, Exec VP	Johnson Controls Pension Plan	11.75	$322,627	-
	Retirement Restoration Plan	11.75	-	$474,938

(1) Amounts in this column reflect the following assumptions: A calculation date of September 30, 2016, a 4.42% discount rate for the Johnson Controls Pension Plan, retirement occurring at normal retirement age based on Social Security Normal Retirement Age minus three years, and applicability of the 2009 Static Mortality Table for Annuitants per Treasury Regulation 1.430(h)(3)-1(e), that we used for financial reporting purposes as of September 30, 2016. The valuation method used to determine the present value of the accumulated benefit is the same as the method used for financial reporting purposes as of September 30, 2016. The value that an executive will actually receive under these benefits will differ to the extent facts and circumstances vary from what these calculations assume.

(2) Amounts in this column reflect the value of the immediate lump sum distribution of the defined benefit portion of the Legacy Johnson Controls Retirement Restoration Plan as a result of the Merger involving Legacy Johnson Controls and Tyco.

Messrs. Stafeil and Marchuk are not included in the table above because they do not participate in either the qualified pension plan or the pension component of the Legacy Johnson Controls Retirement Restoration Plan.

Legacy Johnson Controls Pension Plan – The Johnson Controls Pension Plan is a frozen defined benefit pension plan that provides benefits for most of JCI’s non-union U.S. employees, including Messrs. McDonald, Foster and Mitchell, who were hired prior to January 1, 2006. Because both Messrs. Marchuk and Stafeil were hired after January 1, 2006, neither of them is a participant in the Pension Plan.

Subject to certain limitations that the Internal Revenue Code imposes, the monthly retirement benefit payable under the Pension Plan to participants, at normal retirement age in a single life annuity, is determined as follows:

•	1.15% of final average monthly compensation times years of benefit service, plus

•	0.55% of final average monthly compensation in excess of Social Security covered compensation times years of benefit service (up to 30 years).

Service after December 31, 2014 does not count as benefit service in this formula. For purposes of this formula, “final average monthly compensation” means a participant’s gross compensation, excluding certain unusual or non-recurring items of compensation, such as severance or moving expenses, for the highest five consecutive years of the last ten consecutive years of employment occurring prior to January 1, 2015. “Social Security covered compensation” means the average of the Social Security wage base for the 35 years preceding a participant’s normal retirement age. Normal retirement age for Johnson Controls participants is age 65.

Participants in the Legacy Johnson Controls Pension Plan generally become vested in their pension benefits upon completion of five years of service. The Pension Plan does not pay full pension benefits until after a participant terminates employment and reaches normal retirement age. However, a participant who terminates employment may elect to receive benefits at a reduced level at any time after age 55, as follows: If a participant terminates employment prior to age 55 then the reduction is 5% of each year that benefits begin before their social security retirement age, if a participant terminates employment on or after age 55 and after completing ten years of service, then the reduction is 5% for each year that benefits begin before the three years preceding the participant’s Social Security retirement age. Mr. McDonald was eligible for early retirement under the Pension Plan.

Legacy Johnson Controls Retirement Restoration Plan – The Legacy Johnson Controls Retirement Restoration Plan is an unfunded, nonqualified plan that provides retirement benefits above the payments that an employee will receive from the Pension Plan in those cases in which the Code’s qualified plan limits restrict the employee’s benefits. The Retirement Restoration Plan provides a benefit equal to the difference between the actual pension benefit payable under our Pension Plan and what such pension benefit would have been without regard to any Code limitation on either the amount of benefits or the amount of compensation that the benefit formula can take into account. Messrs. Marchuk and Stafeil were also not eligible under the Retirement Restoration Plan for a benefit with respect to the Pension Plan because they were not participants in the Legacy Johnson Controls Pension Plan.

A participant is vested in his or her Retirement Restoration Plan benefits only if vested in his or her benefits under the Pension Plan. Benefits under the Retirement Restoration Plan are payable as an annuity at the later of the participant’s termination of employment or attainment of age 55. However, under the terms of the Retirement Restoration Plan, all amounts deferred (determined based on the actuarial equivalent value) became vested (to the extent not previously vested) upon the Merger involving Legacy Johnson Controls and Tyco and were required to be paid out in a lump sum following the consummation of the Merger.

Non-Qualified Deferred Compensation Table at Fiscal Year-End

The following table sets forth certain information with respect to participation in the JCI non-qualified Executive Deferred Compensation Plan by our NEOs during the fiscal year ended September 30, 2016.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FY ($)
R. Bruce McDonald, Chairman and CEO	4,117,683	380,259	1,935,263	-26,645,580	5,152
Jeffrey M. Stafeil, Exec VP & CFO	-	-	-	-	-
Neil E. Marchuk, Exec VP & CHRO	-	-	-	-	-
Byron S. Foster, Exec VP	0	43,301	5,276	-48,577	0
Eric S. Mitchell, Exec VP	0	21,784	2,655	-24,439	0

(1) Certain amounts that appear in the Nonqualified Deferred Compensation table also appear in the Summary Compensation Table as compensation that a NEO earned in fiscal year 2016. Mr. McDonald’s Executive Contributions include $45,900 that is also reported in the Salary column in the Summary Compensation Table for fiscal year 2016. Additionally, Mr. McDonald’s Executive Contributions include $177,984 that is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for fiscal year 2016.

(2) Amounts shown include the company matching contributions that we make under our Retirement Restoration Plan because the Internal Revenue Code limits such contributions under our 401(k) plan. Messrs. McDonald, Foster, and Mitchell’s Registrant Contributions include $380,259, $43,301, and $21,784, respectively, that is also reported in the All Other Compensation column of the Summary Compensation Table.

(3) The Aggregate Earnings are not “above-market or preferential earnings” and therefore we do not need to report them in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that a NEO has deferred. Investment earnings include amounts relating to appreciation in the price of our ordinary shares, and negative amounts relating to depreciation in the price of our ordinary shares, because the deferred amounts include deferred stock units, the value of which is tied to the value of our ordinary shares. Aggregate Earnings also include dividends that we pay on restricted stock that has not yet vested, which we credit to a NEO’s deferred compensation account subject to vesting.

(4) Amounts shown for Messrs. McDonald, Foster and Mitchell reflect the value of the immediate lump sum distributions from the Legacy Johnson Controls Executive Deferred Compensation Plan and the account balance portion of the Legacy Johnson Controls Retirement Restoration Plan that resulted from the Merger involving Legacy Johnson Controls and Tyco. The lump sum was generally paid out within 30 days or 90 days (depending on the plan) following the consummation of the Merger.

JCI maintained the following two nonqualified deferred compensation plans under which executives, including our NEOs, could elect to defer their compensation.

•	The Executive Deferred Compensation Plan allows participants to defer up to 98% of their annual award and 100% of their long-term performance share units and restricted stock awards.

•	The Retirement Restoration Plan allows executive officers to defer up to 6% of their compensation that is not eligible to be deferred into our 401(k) plan because of qualified plan limits that the Internal Revenue Code imposes. The Retirement Restoration Plan also credits participants with a matching contribution equal to the difference between the amount of matching contribution made under the 401(k) plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into the 401(k) plan.

In connection with the spin-off, we adopted the Adient US LLC Retirement Restoration Plan to govern the treatment of certain liabilities transferred from the Legacy Johnson Controls Retirement Restoration Plan with respect to our employees who had account balances or deferral elections in effect immediately prior to the spin-off and to provide certain other deferred benefits. The Adient US LLC Retirement Restoration Plan, however, unlike the Legacy Johnson Controls Retirement Restoration Plan, does not include a defined benefit pension component. We also adopted the Adient US LLC Executive Deferred Compensation Plan in connection with the spin-off to permit certain of our employees to defer amounts otherwise payable or shares deliverable under separate bonus or equity plans or programs maintained by us and to govern the treatment of certain liabilities transferred from the Legacy Johnson Controls Executive Deferred Compensation Plan.

Potential Payments upon Termination and Change in Control

The following table summarizes the severance and other enhanced benefits that would have been payable to our NEOs upon termination of employment or upon the occurrence of a change in control of Johnson Controls, assuming that the triggering event or events occurred on September 30, 2016. Equity award amounts are based on the closing price of Johnson Controls’ ordinary shares of $46.53 on the NYSE on September 30, 2016. The arrangements under which the severance and other enhanced benefits would have been paid are described in the text following the table.

Name / Form of Compensation	Change in Control		Other Termination
	Without Qualified Term	With Qualified Term(1)	With Cause	Without Cause Involuntary(2)	Retirement(3)	Death or Disability(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
R. Bruce McDonald
Cash Severance	$0	$14,629,945	$0	$1,030,000	$0	$0
Benefit & Perk Continuation	$0	$423,260	$0	$0	$0	$4,881,517
Accelerated Vesting of Equity	$0	$20,895,455	$0	$98,225	$6,285,908	$20,895,455
Jeffrey M. Stafeil
Cash Severance	$0	$2,725,000	$0	$2,725,000	N/A	$0
Benefit & Perk Continuation	$0	$0	$0	$0	N/A	$0
Accelerated Vesting of Equity	$0	$0	$0	$0	N/A	$0
Neil E. Marchuk
Cash Severance	$0	$4,400,000	$0	$4,400,000	N/A	$0
Benefit & Perk Continuation	$0	$0	$0	$0	N/A	$0
Accelerated Vesting of Equity	$0	$1,729,706	$0	$1,729,706	N/A	$1,729,706
Byron S. Foster
Cash Severance	$0	$269,231	$0	$269,231	$168,000	$168,000
Benefit & Perk Continuation	$0	$0	$0	$0	$0	$0
Accelerated Vesting of Equity	$0	$1,021,501	$0	$1,021,501	$970,742	$1,021,501
Eric S. Mitchell
Cash Severance	$0	$125,000	$0	$125,000	N/A	$133,333
Benefit & Perk Continuation	$0	$0	$0	$0	N/A	$0
Accelerated Vesting of Equity	$0	$929,676	$0	$929,676	N/A	$929,676

(1) As of September 30, 2016, Johnson Controls maintained a change of control agreement with Mr. McDonald. Upon a change of control, the change of control agreement would supersede Mr. McDonald’s employment agreement, which is described below. The change of control agreement generally entitled Mr. McDonald to continued employment with Johnson Controls or its successor for two years following the change of control, with a base salary, bonus, and other benefits at least equal to the base salary, bonus, and benefits paid or provided prior to the change of control. The change of control agreement would have required the executive officer to comply with confidential information covenant provisions during employment and for two years following termination of employment. The change of control agreement also provided for a severance payment and continued welfare and medical benefits upon termination of the executive’s employment under certain circumstances during the two-year employment period that begins on the date of the change of control, as explained in more detail below. The agreement defined a change of control as: (a) the acquisition by a person or group of 35% or more of Johnson Controls’ outstanding common stock; (b) a change in a majority of the Johnson Controls board of directors without the endorsement of the new board members by the existing board members; (c) a reorganization, merger, share exchange, or other corporate reorganization or a sale of all or substantially all of Johnson Controls’ assets, except if it would result in continuity of Johnson Controls’ shareholders of at least 50%, if no person owns 35% or more of the outstanding shares of the entity resulting from the transaction, and if at least a majority of the Johnson Controls board of directors remains; or (d) approval by Johnson Controls’ shareholders of a liquidation or dissolution. The following summarizes the types of payments and benefits to which Mr. McDonald would have been entitled if a change of control of Johnson Controls had occurred or if both a change of control and a termination of employment had occurred, on September 30, 2016. These payments and benefits are generally based on the terms of Johnson Controls’ change of control agreement and relevant compensation and benefit plans, such as the Legacy Johnson Controls Omnibus Incentive Plan, Retirement Restoration Plan, and nonqualified Executive Deferred Compensation Plan that were in place on September 30, 2016. In the event of a change of control on September 30, 2016, the following would have occurred as of the time of the change of control whether or not Mr. McDonald’s employment terminated: all amounts that the executive officer accrued under the Executive Deferred Compensation Plan and Retirement Restoration Plan would have vested immediately and Johnson Controls would have paid these amounts in full in a lump sum. Under the Legacy Johnson Controls Omnibus Incentive Plan, a “double trigger” was required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that, in addition to the change of control occurring, the employee’s employment must be terminated by the company without cause or by the employee with good reason for his unvested equity to become vested on an accelerated basis.

Under Mr. McDonald’s change of control agreement, if Johnson Controls had terminated his employment other than for cause; if he had terminated his employment for good reason; or if his employment had ceased as a result of his death or disability; in each case, within the two-year period, then Mr. McDonald or his beneficiaries would have received (a) a lump sum severance payment equal to three times his annual cash compensation, which includes his annual base salary and the greater of: (x) the average of the executive officer’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or (y) the sum of the annual and long-term cash bonuses for the most recently completed fiscal year; (b) payment of a pro rata portion of the greater of the following: the average of the executive officer’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or the sum of the annual and long-term cash bonuses for the most recently completed fiscal year; however, if (and only if) the executive officer’s termination occurs on the change of control date, then Johnson Controls would have reduced this amount by the amount paid under the Omnibus Incentive Plan as a result of the change of control; (c) a cash payment equal to the lump sum value of the additional benefits the executive officer would have accrued for the remainder of the employment period under the pension plan and the Retirement Restoration Plan, assuming the executive officer is fully vested in such benefits at the time of termination; and (d) continued medical and welfare benefits for the remainder of the employment period. If Mr. McDonald had terminated his employment during the employment period for other than good reason, he would have received only a payment of a pro rata portion of the greater of the average of his annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or the sum of the annual and long-term cash bonuses for the most recently completed fiscal year.

If Johnson Controls had terminated Mr. McDonald’s employment for cause, no additional pay or benefits would have been due. Johnson Controls would have had “cause” to terminate Mr. McDonald’s employment under the change of control agreement if he repeatedly and deliberately failed to perform the duties of his position and does not correct such failure after notice, or if he were convicted of a felony involving moral misconduct. Mr. McDonald would have had “good reason” to terminate employment under the change of control agreement if: Johnson Controls were to assign the executive officer duties inconsistent with his position or take other actions to reduce the executive officer’s authority or responsibilities; Johnson Controls were to breach any provision of the change of control agreement relating to salary, bonus, and benefits payable following the change of control; Johnson Controls were to require the executive officer to relocate; Johnson Controls were to terminate the executive officer’s employment other than as the agreement permits; Johnson Controls were to fail to require the successor in the change of control transaction to expressly assume the agreement; or Johnson Controls were to request that the executive perform an illegal or wrongful act in violation of Johnson Controls’ code of conduct.

For Messrs. Foster and Mitchell, in the event of an involuntary termination without cause, under the Legacy Johnson Severance Policy, they would be entitled to:

(A)	severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service;

(B)	the vesting of the executive’s stock options will accelerate so that all of the options are exercisable in full; and

(C)	all of the executive’s unvested shares of restricted stock and restricted stock units will vest.

For Mr. Stafeil, pursuant to his offer of employment, under a termination without cause (other than as a result of death or disability), he would have been entitled to receive one times his then current base salary, plus a cash payment of $2,000,000 in lieu of the special equity grant for the then-expected separation of the Adient from Johnson Controls.

For Mr. Marchuk, pursuant to his offer of employment, under a termination without cause (other than as a result of death or disability), he would have been entitled to receive one times his then current base salary, plus a cash payment of $3,000,000 in lieu of the special equity grant for the then-expected separation of Adient from Johnson Controls, plus an additional cash payment of $800,000.

The cash severance payment for Mr. McDonald reflects a cut-back of $8,284,652 to avoid the excise tax under Code Section 4999. The payments for Messrs. Stafeil and Marchuk also trigger the excise tax under Code Section 4999 and may be subject to cut-backs of $2,182,845 and $3,171,118, respectively, but these cut-backs have not been reflected in the table.

(2) As of September 30, 2016, Johnson Controls maintained an employment agreement with Mr. McDonald. In addition to setting forth the terms and conditions of Mr. McDonald’s employment and the amounts payable upon the executive’s termination of employment, the employment agreement contained terms that protected Johnson Controls from certain business risks, including: (a) an agreement by the executive officer to perform his assigned duties by devoting full time, due care, loyalty and best efforts to the duties and complying with all applicable laws and the requirements of Johnson Controls’ policies and procedures on employee conduct; (b) a prohibition on the executive officer’s competition with Johnson Controls, both during employment and for a period of one year after employment; (c) a prohibition on the executive officer’s ownership of a 5% or greater interest in any competitors; (d) a prohibition on the executive officer’s ability to share confidential information and trade secrets, both during employment and for two years after employment; and (e) a requirement that disputes related to the employment agreement be settled through arbitration instead of potentially costly litigation. If Johnson Controls had terminated Mr. McDonald’s employment and the termination as not for “cause,” then: (i) he would have received a cash severance benefit in an amount equal to the greater of one year of his base salary as of the termination date or twice the amount payable under the severance plan for U.S. salaried employees (the severance benefit under the salaried severance plan depends upon the employee’s years of service with Johnson Controls, with severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service); (ii) all of his annual and long-term bonus awards outstanding under the Legacy Johnson Controls Omnibus Incentive Plan for which the performance period has not ended would have terminated (although he would have received a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination); (iii) he would have forfeited all unvested stock options; (iv) he would have forfeited all unvested restricted stock or restricted stock units and all unearned performance-based share units (except that a portion of Mr. McDonald’s September 8, 2016 restricted stock unit grant would have accelerated upon an involuntary termination without cause); and (v) all benefits and perquisites Johnson Controls provided would have ceased. He also would have been entitled to a distribution of any vested benefits under the Retirement Restoration Plan and the Executive Deferred Compensation Plan.

In the event of an involuntary termination without cause, under the Legacy Johnson Severance Policy, executive officers other than Mr. McDonald, whose employment agreement is described above, and except for Messrs. Stafeil and Marchuk, would be entitled to:

(A)	severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service;

(B)	the vesting of the executive’s stock options will accelerate so that all of the options are exercisable in full; and

(C)	all of the executive’s unvested shares of restricted stock and restricted stock units will vest.

For Mr. Stafeil, pursuant to his offer of employment, under a termination without cause, he is entitled to receive one times his then current base salary, plus a cash payment of $2,000,000 in lieu of the special equity grant for the then-expected separation of Adient from Johnson Controls.

For Mr. Marchuk, pursuant to his offer of employment, under a termination without cause, he is entitled to receive one times his then current base salary, plus a cash payment of $3,000,000 in lieu of the special equity grant for the then-expected separation of Adient from Johnson Controls, plus an additional cash payment of $800,000.

(3) In the event of a retirement, under the Legacy Johnson Controls Severance Policy or the other applicable plan documents, executive officers (only Messrs. McDonald and Foster were eligible for retirement) would be entitled to:

(A)	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under the Legacy Johnson Controls Omnibus Incentive Plan, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company’s actual performance;

(B)	the vesting of any unvested stock options that we granted to the executive under the Legacy Johnson Controls Omnibus Incentive Plan that have been outstanding for at least one full calendar year after the year of grant will accelerate so that all of the options are exercisable in full (and the executive will forfeit all other options that have not been outstanding for at least one full calendar year after the date of grant);

(C)	certain shares of restricted stock and restricted stock units that had not vested at the time of retirement, and they will immediately vest in full or continue to vest on the normal vesting schedule (however, the award agreement provides that the executive will not earn the award if he engages in conduct harmful to the best interests of our company after his retirement);

(D)	the executive will earn performance-based share units that he held at retirement based on actual performance at the end of the performance period, but the amount will be pro-rated based on the number of days of employment during the performance period (in the case of known retirements, the pro-ration of shares occurs at grant based on the number of days of employment during the performance period); and

(E)	the executive will immediately vest in his accounts under the Legacy Johnson Controls Retirement Restoration Plan.

(4) In the event of a termination of employment as a result of disability on September 30, 2016, our NEOs would have been entitled to the following under the applicable Legacy Johnson Controls plan documents and agreements:

(A)	the executive would have received, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under the Legacy Johnson Controls Omnibus Incentive Plan, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company’s actual performance;

(B)	the vesting of the executive’s stock options would have accelerated so that all of the options were exercisable in full;

(C)	all of the executive’s unvested shares of restricted stock and restricted stock units would have vested; and

(D)	the executive would have earned performance-based share units he held at the time of termination due to disability based on actual performance at the end of the performance period, but the amount would have been pro-rated based on the number of days of employment during the performance period.

In the event of a termination of employment as a result of death on September 30, 2016, our NEOs’ beneficiaries would have received the benefits described above resulting from disability, except that, rather than all of the NEOs’ stock options accelerating in full, the vesting of their stock options would have accelerated such that the options would have become immediately exercisable to the extent they would have vested during the one-year period after the date of death.

In addition, because Mr. McDonald was eligible for benefits under the Legacy Johnson Controls Executive Survivor Benefits Plan, if his employment had terminated as a result of death, his beneficiaries would have received a lump sum death benefit in an amount equal to two times his final base salary, plus an additional “gross-up” amount. Mr. McDonald’s beneficiaries also would have received a continuation of his base salary for a period of six months after his death. As described above, Adient has not adopted a survivor benefits plan similar to the Legacy Johnson Controls Executive Survivor Benefits Plan.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote on a non-binding advisory resolution to determine whether the advisory shareholder vote on executive compensation will occur every one, two, or three years.

After careful consideration of the various arguments supporting each frequency level, the Board has determined that an annual advisory vote on executive compensation is appropriate for Adient and its shareholders at this time.

RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS YOU VOTE “FOR” A FREQUENCY OF “1 YEAR”.

The proxy card provides shareholders with four choices (every 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN). Shareholders are not voting to approve or disapprove the Board’s recommendation.

The option, if any, among those choices that receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting will be deemed to be the frequency preferred by our shareholders.

Effect of Proposal

The Say-on-Pay frequency vote is non-binding. The outcome of this vote will not require the Board or Compensation Committee to take any action regarding the frequency of future Say-on-Pay votes. However, the Board and Compensation Committee value the opinions of our shareholders and will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

DIRECTOR COMPENSATION

During fiscal year 2016, the members of our Board did not receive any compensation for their services as directors of Adient. Effective October 1, 2016, our Board approved the following annual compensation for non-employee directors:

•	A retainer at an annual rate of $290,000, $145,000 of which is paid in cash and $145,000 is paid in the form of our ordinary shares at the then current market price, issued under the Adient plc 2016 Director Share Plan;

•	A committee chair fee at an annual rate of $10,000, payable in cash, for each of the chairs of the Audit Committee, Compensation Committee and Corporate Governance Committee; and

•	A lead director fee at an annual rate of $30,000, payable in cash, to a non-employee lead director and successor lead director, provided that a non-employee lead director or successor lead director will not receive the committee chair fee described above.

We pay the cash retainer fee, committee chair fee and lead director fee quarterly in arrears. We issue the ordinary share portion of the annual retainer at the time of the Annual General Meeting. In November 2016, we also paid an amount equal to a pro rata portion of the annual ordinary share retainer to compensate our non-employee directors for the partial year of service between October 2016 and our first Annual General Meeting. In addition, we reimburse non-employee directors for any expenses relating to their service as directors. Non-employee directors do not receive any additional meeting fees for attendance at meetings of the Board or its committees.

We maintain a director share ownership policy that requires our directors to hold significant amounts of our ordinary shares. Our current share ownership policy requires our directors to hold five times the value of the ordinary share portion of their annual retainer within five years of their election or appointment to the Board. All of our directors either hold sufficient shares to comply with the share ownership policy guidelines or have additional time to acquire sufficient shares.

PROPOSAL FIVE: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER ADIENT’S 2016 OMNIBUS INCENTIVE PLAN

Our Board has proposed approval of the material terms of the performance goals under the Adient plc 2016 Omnibus Incentive Plan (the “Plan”) to enable us to grant fully tax-deductible performance-based awards under the Plan. The Plan was previously approved by our sole shareholder prior to the spin-off from Johnson Controls, and we are not currently seeking shareholder approval for any amendments to, or additional shares under, the Plan. We are asking shareholders only to approve the material terms of the performance goals under the Plan.

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by shareholders. Therefore, we are seeking shareholder approval of the material terms of the performance goals at the Annual General Meeting to enable us to grant fully tax-deductible performance-based awards.

Shareholder approval of the material terms of performance goals under the Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the performance-based compensation exemption under Section 162(m), and shareholder approval of the material terms of the performance goals of the Plan does not alone ensure that all compensation paid under the Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, nothing in this proposal precludes us from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

Material Terms of the Performance Goals Under the Plan

For purposes of Section 162(m), the material terms of the performance goals include: (a) the employees eligible to receive compensation; (b) the description of the business criteria on which the performance goals may be based; and (c) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and shareholder approval of this Proposal 5 constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Annex A.

Eligibility. Participants eligible to receive awards under the Plan include any executive or other employee of our company or its affiliates or any individual that our company or one of its affiliates has engaged to become an executive or employee. We currently have approximately 2,500 employees who are eligible to participate in the Plan.

Performance Goals. Share options and share appreciation rights granted under the Plan are designed to be exempt from the $1 million deduction limit imposed by Section 162(m) due to the Plan’s requirement that they have an exercise price per share no lower than the fair market value of a share on the date of grant. The Plan also provides for performance-based awards that may be granted in the form of cash or ordinary shares (including share options). The administrator of the Plan will determine the terms and conditions of such awards, and may condition them on the achievement of performance goals.

For purposes of the Plan, performance goals means the following categories, including in each case any measure based on such category: basic earnings per share on a consolidated basis, diluted earnings per share on a consolidated basis, total shareholder return, fair market value of shares, net sales, increase in percentage of total revenues represented by consolidated or unconsolidated revenues, cost of sales, gross profit, selling, general and administrative expenses, operating income, segment income, earnings before interest and the provision for income taxes, earnings before interest, the provision for income taxes, depreciation, and amortization, net income, accounts receivable, inventories, trade working capital, return on equity, return on assets, return on invested capital, return on sales, economic value added (or other measure of profitability that considers the cost of capital employed), free cash flow, net cash provided by operating activities, net increase (decrease) in cash and cash equivalents, increase (decrease) in debt or net debt, customer satisfaction, market share, quality, safety, realization or creation of innovation projects or products, achievement of cost reduction targets or restructuring initiatives, employee engagement, employee and/or supplier diversity improvement, completion of integration of acquired businesses and/or strategic activities or development, completion and implementation of succession planning. The performance goals, other than, in general, the per-share or share-based goals, may be measured for us on a consolidated basis, for any one or more of our affiliates or divisions and/or for any other business unit or units of ours or an affiliate as defined by the administrator at the time of selection.

In addition, the administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) or that are subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii) or to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the award.

Performance goals will generally be determined after excluding any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the administrator. For awards intended to qualify as performance-based compensation under Section 162(m), the administrator will specify the excluded items in writing at the time the award is made unless, after application of the excluded items, the amount payable under the award is reduced.

Limitations and Maximum Awards under the Plan. To qualify as performance-based compensation under Section 162(m), we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the Plan, no participant may be granted awards that could result in such participant:

•	receiving options for, or share appreciation rights with respect to, more than 2,000,000 ordinary shares during any fiscal year;

•	receiving awards of restricted shares, restricted share units and/or deferred share rights relating to more than 800,000 ordinary shares during any fiscal year;

•	receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of our ordinary shares, for more than 1,600,000 ordinary shares during any fiscal year;

•	receiving awards of performance units, the value of which is not based on the fair market value of ordinary shares, that would pay more than $15 million in any fiscal year;

•	receiving other share-based awards not described above and that are intended to qualify as performance-based compensation under Section 162(m) with respect to more than 800,000 ordinary shares during any fiscal year;

•	receiving an annual incentive award in any fiscal year that would pay more than $10 million; or

•	receiving a long-term incentive award in any fiscal year that would pay more than $15 million.

Replacement Awards will not be subject to, or counted against, these limits. These limits are subject to anti-dilution adjustments in the event of share splits, mergers, consolidations, share dividends, recapitalizations and similar transactions, but may not otherwise be amended without shareholder approval.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan other than the material terms of the performance goals, which are summarized above. A copy of the Plan is attached hereto as Annex A and is incorporated by reference herein. The following summary and the summary above are qualified in their entirety by reference to the full and complete text of the Plan. Any inconsistencies between the summaries and the text of the Plan will be governed by the text of the Plan.

Purpose

The Plan has two complementary purposes: (a) to attract and retain outstanding individuals to serve as officers and employees and (b) to increase shareholder value. The Plan provides participants incentives to increase shareholder value by offering the opportunity to acquire our ordinary shares or receive monetary payments, on the potentially favorable terms that the Plan provides. In addition, the Plan governs awards, which we refer to as “Replacement Awards,” that were granted in partial substitution for awards relating to ordinary shares of Johnson Controls immediately prior to the spin-off.

Administration and Eligibility

The Plan is administered by the Compensation Committee of our Board (which we refer to as the “administrator”), which has the authority to interpret the provisions of the Plan and any award; make, change and rescind rules and regulations relating to the Plan; change or reconcile any inconsistency in any award or agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan. In addition, subject to any limitations imposed by law and any restrictions imposed by the Compensation Committee, our Chief Executive Officer may act as the administrator with respect to awards granted to employees who are not “officers” subject to Section 16 of the Exchange Act or “covered employees” subject to Section 162(m) at the time such authority or responsibility is exercised.

The administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Code, although the administrator may decrease the amount of compensation that a participant may earn under the award. The administrator (to the extent of its authority) may designate any eligible individual as a participant under the Plan.

The Board may delegate some or all of its authority under the Plan to a committee of the Board or to one or more executives of the Company, and the Compensation Committee may delegate some or all of its authority under the Plan to a sub-committee or one or more of our executives. Delegation is not permitted, however, with respect to share-based awards made to individuals subject to Section 16 of the Exchange Act or awards to “covered employees” under Code Section 162(m), unless the delegation is to a committee of the Board that consists only of non-employee, outside directors.

Types of Awards

Awards under the Plan may consist of share options, share appreciation rights, performance shares, performance units, restricted shares, restricted share units, deferred share rights, dividend equivalent units, other share-based awards, annual incentive awards or long-term incentive awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the Plan

The Plan provides that 6,000,000 ordinary shares are reserved for issuance under the Plan, up to 4,000,000 of which may be issued upon the exercise of incentive stock options. In addition, a number of ordinary shares equal to the number of shares subject to Replacement Awards are also reserved for issuance under the Plan. Such shares subject to Replacement Awards will neither deplete the reserve described in the first sentence of this paragraph nor be eligible to be re-credited to the Plan’s reserve under the Plan’s recycling provisions.

In general, if an award granted under the Plan lapses, expires, terminates or is canceled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we subsequently (subject to compliance with applicable law) reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan in the same number as they depleted the reserve, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares tendered in payment of or withheld to satisfy the exercise price of an option (subject to compliance with applicable law), shares withheld to satisfy tax withholding obligations and shares purchased by us (subject to compliance with applicable law) using proceeds from option exercises may not be re-credited to the reserve.

Options

The administrator has the authority to grant share options and to determine all terms and conditions of each share option, including the number of options granted; whether an option is to be an incentive stock option or non-qualified share option; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the ordinary shares subject to the option on the date of grant (subject to exceptions specified in the Plan); the terms and conditions of exercise and the term of each award. Fair market value is defined as the last sales price of an ordinary share for the date in question, or if no sales of our ordinary shares occur on such date, on the last preceding date on which there was such a sale. The administrator determines terms and conditions of exercise as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive stock option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified share option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of shares then issued by our company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of our ordinary shares on the date of grant and must terminate no later than five years after the date of grant.

Share Appreciation Rights

The administrator has the authority to grant share appreciation rights. A share appreciation right is the right of a participant to receive cash in an amount, and/or ordinary shares with a fair market value, equal to the appreciation of the fair market value of a share of an ordinary share during a specified period of time. The Plan provides that the administrator determines all terms and conditions of each share appreciation right, including: whether the share appreciation right is granted independently of a share option or relates to a share option; the number of ordinary shares to which the share appreciation right relates; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the ordinary shares subject to the share appreciation right on the date of grant (subject to exceptions specified in the Plan); the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the share appreciation right will settle in cash, ordinary shares or a combination of the two.

Performance and Share Awards

The administrator has the authority to grant awards of restricted shares, restricted share units, deferred share rights, performance shares or performance units. Restricted shares means ordinary shares that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted share unit means the right to receive a payment equal to the fair market value of one ordinary share. Deferred share right means the right to receive ordinary shares or restricted shares at some future time. Performance share means the right to receive ordinary shares, including restricted shares, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more ordinary shares, to the extent performance goals are achieved.

The administrator determines all terms and conditions of the awards, including: the number of ordinary shares and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted shares or restricted share units and the period of deferral for deferred share rights; the performance period for performance awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more ordinary shares; and, with respect to performance units, whether the awards will settle in cash, in ordinary shares, or in a combination of the two.

Incentive Awards

The administrator has the authority to grant annual and long-term incentive awards. An incentive award provides the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) or subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii)) retirement, or such other circumstances as the administrator may specify. For annual incentive awards, the performance period must relate to a period of one fiscal year, and for long-term incentive awards, the performance period must relate to a period of more than one fiscal year, provided that, for annual incentive awards, if the award is made in the year the Plan becomes effective, at the time of commencement of employment or on the occasion of a promotion, then the award may relate to a period shorter than one fiscal year.

Dividend Equivalent Units

The administrator has the authority to grant dividend equivalent units in connection with “full value” awards, defined to include restricted shares, restricted share units, performance shares, performance units (valued in relation to a share), deferred share rights and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. A dividend equivalent unit is the right to receive a payment, in cash or ordinary shares, equal to the cash dividends or other distributions that we pay with respect to an ordinary share. The administrator determines all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units that relate to performance awards that are contingent on the achievement of a performance goal at the time the cash dividend or other distribution is paid with respect to a share must also be contingent on the achievement of such performance goal and may not be paid until the performance goal is achieved.

Other Awards

The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, ordinary shares, either alone or in addition to or in conjunction with other awards, and payable in ordinary shares or cash. Such awards may include shares of unrestricted ordinary shares, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our ordinary shares from us. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of ordinary shares to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our ordinary shares on the date of the award.

Effect of Termination of Employment or Service on Awards

The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the termination of the participant’s employment or service with our company or our affiliates on the award.

Transferability and Restrictions on Exercise

No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death, or transfer an award.

Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual’s guardian or legal representative.

Adjustments

If any of the following occurs:

•	we are involved in a merger or other transaction in which our shares are changed or exchanged;

•	we subdivide or combine our shares or we declare a dividend payable in our ordinary shares, other securities or other property;

•	we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of our shares at the time the dividend is declared, or we effect any other dividend or other distribution on our ordinary shares in the form of cash, or a repurchase of shares (subject to compliance with applicable law), that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our ordinary shares; or

•	any other event occurs, which, in the judgment of the Board or Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Internal Revenue Code, adjust the number and type of shares subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, including by scheme or arrangement or otherwise, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares, other securities, cash or other property to which holders of ordinary shares will be entitled in respect of each share pursuant to the transaction.

In the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse share split), if no action is taken by the administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or shares, or reorganization, the administrator may authorize the issuance or assumption of awards under the Plan, subject to the listing requirements of any principal securities exchange or market on which the shares are then traded.

Change of Control

If a participant has in effect an employment, retention, change of control, severance or similar agreement with us or any affiliate that determines the effect of a change of control on the participant’s awards, then that agreement will take precedence over the terms of the Plan. In all other cases, unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, or by the administrator prior to the event, in the event of a change of control of our company:

•	If the purchaser, successor or surviving corporation (or parent thereof) (which we refer to as the “Survivor”) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the change of control transaction, subject to appropriate adjustments. In this case, the terms of the Plan do not provide for automatic acceleration of vesting of awards. In addition, the Plan does not provide for an automatic payout of cash incentive awards upon such a change of control, although individual cash incentive awards may provide for an automatic pro rata payout, as do our current performance incentives and our current long-term incentive performance plan awards.

•	To the extent the Survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control:

•	each share option or share appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Compensation Committee, all share options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares covered by the share option or share appreciation right over the purchase or grant price of such shares under the award;

•	restricted shares, restricted share units and deferred share rights (that are not performance awards) that are not vested will vest;

•	all performance and incentive awards that are earned but not yet paid will be paid, and all performance and incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a prorated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

If the Survivor terminates the participant’s employment or service without cause (as defined in the agreement relating to the award or, if not defined in such an agreement, as defined by the administrator) or if the participant has in effect an employment, retention, change of control, severance or similar agreement with us or any affiliate that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in either case within 24 months after a change of control, then any assumed or replaced awards, and any awards not cancelled in connection with the change of control, will be treated as follows:

•	all outstanding awards or replacement awards will vest automatically (assuming, for any award the vesting of which is subject to performance goals, that such goals had been met at the target level);

•	share options and share appreciation rights will be cancelled in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the excess of the fair market value of the shares over the exercise or grant price of such shares under the award;

•	restricted shares, restricted share units or deferred share rights will be cancelled as of the termination in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the fair market value of a share;

•	performance awards and annual and long-term incentive awards that are earned but not yet paid will be paid promptly following the termination of employment or service, and performance awards and annual and long-term incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a prorated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the termination; and

•	other awards will be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the award.

If the participant has a deferral election in effect with respect to any amount payable under these change of control provisions or if the applicable award is otherwise subject to Code Section 409A, that amount will be deferred pursuant to such election and the requirements of Code Section 409A. If the value of an award for purposes of the foregoing provisions is based on the fair market value of a share, that fair market value will be determined by the administrator in its discretion.

Except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

A “change of control” is generally defined by the Plan as the first to occur of the following:

•	the acquisition by a person of 35% or more beneficial ownership of our then-outstanding ordinary shares or our then-outstanding voting securities (excluding acquisitions from or by us or by any of our employee benefit plans);

•	a majority change in our board that is not approved by at least a majority of our incumbent board (or their board-approved successors);

•	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction, whether by scheme or arrangement or otherwise, involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or shares of another entity by us or any of our subsidiaries, in each case unless, following such event, (1) all or substantially all of the individuals and entities that were the beneficial owners of our then-outstanding ordinary shares or our then-outstanding voting securities beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event of the outstanding ordinary shares and the outstanding company voting securities, as the case may be, (2) no person (excluding specified persons) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding ordinary shares of the corporation resulting from such event or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the event, and (3) at least a majority of the members of the board of directors of the corporation resulting from such event were members of our incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such event; or

•	approval by our shareholders of a complete liquidation or dissolution of our company.

We have no agreements or other arrangements with our executive officers that alter the “double trigger” treatment of equity awards under the Plan.

Term of Plan

Unless earlier terminated by our Board, the Plan will remain in effect until all ordinary shares reserved for issuance under the Plan have been issued. If the term of the Plan extends beyond ten years, no further incentive stock options may be granted unless the shareholders have approved an extension of the Plan for that purpose.

Termination and Amendment

The Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, except:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, or any other applicable law; and

•	shareholders must approve any amendment to the Plan that materially increases the number of shares of ordinary shares reserved under the Plan, the incentive stock option award limits or the per participant award limitations set forth in the Plan, that materially expands the group of individuals that may become participants under the Plan or that diminishes the provisions on repricing or backdating share options and share appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or such other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Awards Subject to Recoupment; Compliance with Award Agreement and Plan Required

Awards and any shares issued or cash paid under an award are subject to any recoupment, clawback, equity holding, share ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. We will monitor developments under the Dodd-Frank Act to stay compliant with applicable regulations. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the Plan.

Repricing Prohibited

Neither the administrator nor any other person may: (1) amend the terms of outstanding share options or share appreciation rights to reduce the exercise price of such outstanding share options or share appreciation rights; (2) cancel outstanding share options or share appreciation rights in exchange for share options or share appreciation rights with an exercise price that is less than the exercise price of the original share options or share appreciation rights; or (3) cancel outstanding share options or share appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a share option or share appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Share Options

The grant of a share option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified share option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares received with respect to such share option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the ordinary shares acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Share Appreciation Rights

The grant of a share appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a share appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the share appreciation right is settled in shares of our ordinary shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our ordinary shares on the exercise date).

Restricted Shares

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted shares is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of the restricted shares at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted shares after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our ordinary shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in shares will be treated as an award of additional restricted shares subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted shares, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for such restricted shares). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted shares will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Share Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted share unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted shares units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives restricted shares in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted shares as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) limits the deduction we can take for compensation we pay to our chief executive officer and our three most highly compensated executive officers (other than the chief financial officer) (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation, and we are seeking shareholder approval of the material terms of the performance goals for this purpose. In the case of awards that are performance-based compensation because they are contingent on the achievement of Performance Goals, the regulations under Section 162(m) require, among other things, that shareholders approve the Performance Goals every five years to enable awards under the Plan to continue to qualify as performance-based compensation.

Code Section 409A

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Plan, and we expect to seek to structure awards under the Plan, to comply with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

New Plan Benefits

The table below sets forth information concerning performance share unit awards that were granted under the Plan contingent on shareholder approval of the material terms of the performance goals under the Plan.

New Plan Benefits—Plan

Name and position	Performance Share Units
R. Bruce McDonald	95,291
Chairman and Chief Executive Officer
Jeffrey M. Stafeil	24,663
Executive Vice President and Chief Financial Officer
Neil E. Marchuk	15,695
Executive Vice President and Chief Human Resources Officer
Byron S. Foster	19,058
Executive Vice President
Eric S. Mitchell	16,816
Executive Vice President
All executive officers as a group (7 persons)	184,414
Non-executive directors as a group (6 persons)	0
All employees, excluding executive officers, as a group (20 persons)	236,034

Except for the awards disclosed above, we cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this proxy statement or to other officers, employees, or other persons. The administrator will make such determinations from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of October 31, 2016 with respect to our ordinary shares issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	N/A	6,200,000
Equity compensation plans not approved by security holders	—	—	—
Total	0	N/A	6,200,000

(c) Includes ordinary shares that remain available for grant under our equity compensation plans as follows: 6,000,000 shares under the Plan and 200,000 shares under the Adient plc 2016 Director Share Plan.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual General Meeting is required to approve the material terms of the performance goals under the Plan.

RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning beneficial ownership of our ordinary shares by persons known to us to own more than five percent of Adient ordinary shares based upon information available as of January 13, 2017.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding
T. Rowe Price Associates, Inc.(1)	10,201,170	10.89%
100 E. Pratt Street Baltimore, MD 21202
Davis Selected Advisers, L.P.(2)	7,495,716	8.00%
2949 East Elvira Road, Suite 101 Tucson, AZ 85756

(1) Based solely on the information reported by T. Rowe Price in a Notification of Holdings under Irish law provided to Adient on January 11, 2017 and reporting ownership as of January 5, 2017. On such date, T. Rowe Price, together with its affiliates, held an interest in 10,201,170 ordinary shares.

(2) Based solely on the information reported by Davis Selected Advisers in a Notification of Holdings under Irish law provided to Adient on January 4, 2017 and reporting ownership as of December 30, 2016. On such date, Davis Selected Advisers, together with its affiliates, held an interest in 7,495,716 ordinary shares.

Share Ownership of Executive Officers and Directors

The following table lists our ordinary share ownership as of January 13, 2017 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially own more than one percent of our outstanding ordinary shares. The address of each director, director nominee and executive officer shown in the table below is c/o Adient, Attn: Office of the Secretary, 833 East Michigan Street, Suite 1100, Milwaukee, Wisconsin 53202.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Exercisable Stock Options(2)	Cash-Settled Stock Units(3)
John M. Barth	673	—	—
Julie L. Bushman	1,835	—	—
Raymond L. Conner	673	—	—
Byron S. Foster	8,537	5,255	—
Richard Goodman	1,049	—	—
Frederick A. Henderson	673	—	—
Neil E. Marchuk	8	—	81,615
R. Bruce McDonald	98,702	81,094	313,821
Eric S. Mitchell	15,456	2,990	49,776
Barb J. Samardzich	673	—	—
Jeffrey M. Stafeil	—	—	46,637
All directors and officers as a group (13 persons)	132,748	92,917	516,625

(1) The balance includes: (a) all shares over which the person holds or shares voting and/or investment power; and (b) the amount shown, if any, for such person in the “Exercisable Stock Options” column.

(2) Reflects options to purchase ordinary shares exercisable within 60 days. These amounts are included in the amount in the “Shares Beneficially Owned” column.

(3) Reflects ordinary share equivalents under our deferred and equity based compensation plan. Each stock unit is intended to be the economic equivalent of one ordinary share of Adient plc. Units are settled in the form of cash and are not settled in the form of ordinary shares. These amounts are not included in the amounts in the “Shares Beneficially Owned” column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and certain of our officers file reports of ownership and changes of ownership of our ordinary shares with the SEC and the NYSE. We believe that during our fiscal year ended September 30, 2016 our officers and directors complied with all such filing requirements.

OTHER MATTERS AT THE ANNUAL GENERAL MEETING

The Board knows of no other matters which will be presented at the Annual General Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors,

Cathleen A. Ebacher

Vice President, General Counsel and Secretary

Dated: January 23, 2017

ANNEX A

ADIENT PLC

2016 OMNIBUS INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The Adient plc 2016 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company, or receive monetary payments, on the potentially favorable terms that this Plan provides. In addition, this Plan permits the issuance of awards in partial substitution for awards relating to ordinary shares of Johnson Controls International plc (“JCI”) immediately prior to the spin-off of the Company by JCI (the “Spinoff”), in accordance with the terms of an Employee Matters Agreement into which JCI and the Company intend to enter in connection with the Spinoff (the “Employee Matters Agreement”).

(b) Effective Date. This Plan will become effective on October 31, 2016 (the “Effective Date”).

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of shares then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means the Committee. In addition, subject to any limitations imposed by law and any restrictions imposed by the Committee, the Chief Executive Officer of the Company may act as the Administrator with respect to Awards granted (or to be granted) to employees who are not Section 16 Participants or subject to Code Section 162(m) at the time such authority or responsibility is exercised.

(c) “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Affiliated Company” or “Affiliated Companies” shall include any company or companies controlled by, controlling or under common control with the Company; provided that when determining when a Participant has experienced a separation from service for purposes of this Plan, control shall be determined pursuant to Code Sections 414(b) or (c), except that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” in each place it appears in the regulations thereunder.

(e) “Award” means a grant of Options, Share Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units, Deferred Share Rights, Dividend Equivalent Units, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under this Plan.

(f) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the Administrator and set forth in an Award agreement, any of the following as determined by the

Administrator in its sole discretion: (A) any act or omission that is inimical to the best interests of the Company or any Affiliate; (B) violation of any employment, non-compete, confidentiality or other agreement in effect with the Company or any Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (C) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (D) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, or taking any action which damages or negatively reflects on the reputation of the Company or an Affiliate, (E) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition or a violation of any other federal, state or local law in connection with the Participant’s employment or service, or (F) breach of any fiduciary duty to the Company or an Affiliate.

(i) “Change of Control” means the first to occur of the following events:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares (the “Outstanding Company Ordinary Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(i)(iii)(A) – 2(i)(iii)(C);

(ii) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction, whether by way of scheme of arrangement or otherwise, involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common or ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or an Affiliated Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common or ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer this Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m) “Company” means Adient plc or any successor thereto.

(n) “Deferred Share Right” means the right to receive Shares or Restricted Shares at some future time.

(o) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(p) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(q) “Distribution Time” means the effective time of the distribution, in connection with the Spinoff, of Shares to the holders of ordinary shares of JCI.

(r) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(s) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that the Company or an Affiliate has engaged to become an officer or employee.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(u) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the Administrator; provided that, for Awards intended to qualify as performance-based compensation under Code Section 162(m) and not subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii), the Administrator shall specify the

Excluded Items in writing at the time the Award is made unless, after application of the Excluded Items, the amount payable under the Award is reduced.

(v) “Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the New York Stock Exchange or, if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(w) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(x) “Incentive Share Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

(y) “JCI Plan” means the Johnson Controls International Public Limited Company 2016 Omnibus Incentive Plan or any similar or predecessor plan sponsored by JCI or any of its subsidiaries under which any awards remain outstanding as of immediately prior to the Distribution Time.

(z) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(aa) “Participant” means an individual selected by the Administrator to receive an Award.

(bb) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Shares, Restricted Share Units or Deferred Share Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(cc) “Performance Goals” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(i) Basic earnings per share for the Company on a consolidated basis.

(ii) Diluted earnings per share for the Company on a consolidated basis.

(iii) Total shareholder return.

(iv) Fair Market Value of Shares.

(v) Net sales.

(vi) Increase in percentage of total revenues represented by consolidated or unconsolidated revenues.

(vii) Cost of sales.

(viii) Gross profit.

(ix) Selling, general and administrative expenses.

(x) Operating income.

(xi) Segment income.

(xii) Earnings before interest and the provision for income taxes (EBIT).

(xiii) Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA).

(xiv) Net income.

(xv) Accounts receivable.

(xvi) Inventories.

(xvii) Trade working capital.

(xviii) Return on equity.

(xix) Return on assets.

(xx) Return on invested capital.

(xxi) Return on sales.

(xxii) Economic value added, or other measure of profitability that considers the cost of capital employed.

(xxiii) Free cash flow.

(xxiv) Net cash provided by operating activities.

(xxv) Net increase (decrease) in cash and cash equivalents.

(xxvi) Increase (decrease) in debt or net debt.

(xxvii) Customer satisfaction, which may include customer backlog and/or relationships.

(xxviii) Market share.

(xxix) Quality.

(xxx) Safety.

(xxxi) Realization or creation of innovation projects or products.

(xxxii) Achievement of cost reduction targets or restructuring initiatives.

(xxxiii) Employee engagement.

(xxxiv) Employee and/or supplier diversity improvement.

(xxxv) Completion of integration of acquired businesses and/or strategic activities.

(xxxvi) Development, completion and implementation of succession planning.

The Performance Goals described in items (v) through (xxxvi) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above (A) with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or that are subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii) or (B) to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the Award.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Notwithstanding the foregoing, with respect to a Replacement Award, “Performance Goal” shall mean any performance objective defined in the applicable agreement or other document evidencing the Replacement Award.

(dd) “Performance Shares” means the right to receive Shares (including Restricted Shares) to the extent Performance Goals are achieved.

(ee) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(ff) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(gg) “Plan” means this Adient plc 2016 Omnibus Incentive Plan, as may be amended from time to time.

(hh) “Replacement Award” means an Award that is issued under this Plan in accordance with the terms of the Employee Matters Agreement in substitution of, or in accordance with, an award that was granted under a JCI Plan.

(ii) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Shares or Share Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Shares or Share Units.

(jj) “Restricted Shares” means Shares that are subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(kk) “Restricted Share Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restriction period or other restrictions on transfer, or both a risk of forfeiture and a restriction period or other restrictions on transfer.

(ll) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, the end of a Participant’s employment with the Company and its Affiliates (for other than Cause) on or after the Participant’s attainment of (A) age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates, or (B) age sixty-five (65) and completion of five (5) years of continuous service with the Company and its Affiliates. For purposes of this paragraph, the phrase “continuous service” means the most recent period of continuous, uninterrupted service with the Company and its Affiliates, as well as any such continuous service with JCI or its affiliates prior to the Spinoff.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(nn) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(oo) “Share” means an ordinary share of the Company.

(pp) “Share Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(qq) “Share Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(rr) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(ss) “Unrestricted Shares” means Shares issued under this Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding the above statement or any other provision of this Plan, the Committee shall have no discretion to increase the amount, once established, of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m) and that is not subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of this Plan; provided that no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants or Awards made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that applicable law and the Company’s governing documents permit.

4. Eligibility. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates or any individual that the Company or an Affiliate has engaged to become an officer or employee. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Share Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 18(a), an aggregate of 6,000,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury shares, subject to compliance with applicable law. In addition to the number of Shares set forth in the first sentence of this Section 6(a), such number of Shares as are subject to the Replacement Awards are also reserved for issuance under this Plan, but the Shares subject to the Replacement Awards shall neither deplete the reserve set forth in the first sentence of this Section 6(a) nor be eligible to be recredited to this Plan’s reserve pursuant to Section 6(c).

(b) Incentive Share Option Award Limits. Subject to adjustment as provided in Section 18(a), the Company may issue an aggregate of 4,000,000 Shares upon the exercise of Incentive Share Options.

(c) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently (subject to compliance with applicable law) reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to this Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to this Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Share Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered in payment of or withheld to satisfy the exercise price of an Option (subject to compliance with applicable law); Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.

(d) Participant Limitations. Subject to adjustment as provided in Section 18(a), during any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii) has lapsed or does not apply, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Share Appreciation Rights with respect to, more than 2,000,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Shares (including any dividends paid thereon) and/or Restricted Share Units (including any associated Dividend Equivalent Units) and/or Deferred Share Rights (including any associated Dividend Equivalent Units) relating to more than 800,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 1,600,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than USD $15,000,000 during any fiscal year of the Company;

(v) receiving other Share-based Awards pursuant to Section 13 relating to more than 800,000 Shares during any fiscal year of the Company;

(vi) receiving an Annual Incentive Award in any fiscal year of the Company that would pay more than USD $10,000,000; or

(vii) receiving a Long-Term Incentive Award in any fiscal year of the Company that would pay more than USD $15,000,000.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides and, to the extent applicable, the transition rules thereunder. Notwithstanding the foregoing, for the avoidance of doubt, Replacement Awards shall not be subject to, or counted against, the limits in this Section 6(d).

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Share Option or a “nonqualified share option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (except with respect to Replacement Awards or pursuant to Section 18); provided that an Incentive Share Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified share options to the extent such limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Share Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Share Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Share Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified share option to the extent of such failure.

8. Share Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant (except with respect to Replacement Awards or pursuant to Section 18);

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Share Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Shares, Restricted Share Units, Deferred Share Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Shares or Restricted Share Units and the period of deferral for Deferred Share Rights;

(d) The performance period for Performance Awards;

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Share Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Except as otherwise provided in this Plan, at such time as all restrictions applicable to an Award of Restricted Shares, Deferred Share Rights or Restricted Share Units are met and the Restriction Period expires, ownership of the Shares subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Share Units are paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

11. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

12. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that Dividend Equivalent Units that relate to Performance Awards that are contingent on the achievement of a Performance Goal at the time the cash dividend or other distribution is paid with respect to a Share shall also be contingent on the achievement of such Performance Goal and shall not be paid until such Performance Goal is achieved; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Shares, Restricted Share Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Share Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

13. Other Share-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Shares from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

14. Effect of Termination on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the termination of the Participant’s employment or service with the Company and its Affiliates on the Award.

15. Transferability.

(a) Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

16. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Share Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(e) (except as permitted by Section 18), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 16(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Subject to the requirements of this Plan, including the limitations of Section 16(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, share ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and this Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer this Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

17. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company will, unless it otherwise determines, satisfy such tax obligations by withholding from cash or Shares otherwise payable or issuable under the Award in the amount needed to satisfy any withholding obligations; provided that, in the case of Shares, the amount withheld may not exceed the Participant’s minimum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge until Accounting Standards Update 2016-09 applies to the Company, after which time the amount withheld may not exceed the total maximum statutory tax rates associated with the transaction. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, amounts sufficient to satisfy such tax obligations or make other arrangements satisfactory to the Company regarding the payment to the Company or an Affiliate of the aggregate amount of any such tax obligations, or the Company may withhold from cash or other property payable or issuable to the Participant or from Shares no longer subject to restrictions in the amount needed to satisfy any withholding obligations. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Shares acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Shares (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

18. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares (subject to compliance with applicable law), that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Share Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, including by way of scheme or arrangement or otherwise, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if this Plan will continue in effect), the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that determines the effect of a Change of Control on the Participant’s Awards, then such agreement shall take precedence over the terms of this Plan. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii) To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B) Restricted Shares, Restricted Share Units and Deferred Share Rights (that are not Performance Awards) that are not then vested shall vest.

(C) All Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control, and all Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period.

(D) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

All payments of cash and issuance of Shares required hereunder shall be made as soon as practicable after, but in no event more than thirty (30) days following, the date of the Change of Control.

(iii) In the event that (1) the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) or (2) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (1) or (2) within twenty-four (24) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A) Effective upon the date of the termination of the Participant’s employment or service, all outstanding Awards or replacement awards automatically shall vest (assuming for any Award the vesting of which is subject to Performance Goals, that such goals had been met at the target level); and

(B) All Options or Share Appreciation Rights (or replacement awards) held by the Participant shall be cancelled in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the fair market value of the Shares over the exercise or grant price of such Shares under the Award; and

(C) All Restricted Shares, Restricted Share Units or Deferred Share Rights (or replacement awards) held by the Participant shall be cancelled as of the termination of the Participant’s employment or service in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the fair market value of a Share; and

(D) All Performance Awards and Annual and Long-Term Incentive Awards held by the Participant that are earned but not yet paid shall be paid promptly following the termination of employment or service, and all Performance Awards and Annual and Long-Term Incentive Awards held by the Participant for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination of employment or service occurs and the denominator of which is the number of days in the performance period; and

(E) All other Awards (or replacement awards) held by the Participant shall be cancelled in exchange for a payment in cash in an amount equal to the value of the Award.

All payments of cash and issuance of Shares required hereunder shall be made as soon as practicable after, but in no event more than thirty (30) days following, the date of the termination of employment or service of the Participant.

Notwithstanding anything to the contrary in the foregoing, if the Participant has a deferral election in effect with respect to any amount payable under this Section 18(c) or if the applicable Award is otherwise subject to Code Section 409A, such amount shall be deferred pursuant to such election and the requirements of Code Section 409A.

If the value of an Award for purposes of this subsection is based on the fair market value of a Share, such fair market value shall be determined by the Administrator in its discretion.

(d) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

19. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of this Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have ended employment; and

(ii) a Participant employed by an Affiliate will be considered to have ended employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) Whole Shares Only. Only whole Shares or other securities may be issued or delivered pursuant to this Plan, and if any calculation of a number of Shares pursuant to any provision of this Plan would otherwise result in a number of Shares that is not a whole number, the calculation shall be rounded down to the next whole number of Shares.

(d) Offset. Subject to compliance with applicable law, the Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under this Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under this Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by, except to the extent preempted by other applicable laws (1) with respect to the corporate law requirements applicable to the Company, the validity and authorization of the issuance of Shares under this Plan and similar matters, the internal laws of Ireland (without reference to conflict of law principles thereof) and (2) with respect to all other matters relating to this Plan and Awards, the internal laws of the State of New York (without reference to conflict of law principles thereof), and this Plan and all Awards hereunder shall be construed in accordance with such applicable law.

(i) Arbitration. Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim involving the Company or an Affiliate, regardless of the basis of the claim (including but not limited to claims relating to wrongful discharge, Title VII discrimination, the Participant’s employment or service with the Company or its Affiliates or the termination thereof, benefits under this Plan or other matters), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided that the requirement for arbitration under this subsection shall not apply to the extent such requirement is not enforceable under, or otherwise violates, applicable law.

(i) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel

Adient plc

833 East Michigan Street, Suite 1100

Milwaukee, WI 53202

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the

Company or an Affiliate, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.

(iii) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(iv) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his or her attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(v) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(vi) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

(j) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(k) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Adient plc 25-28 NORTH WALL QUAY IFSC, DUBLIN 1 IRELAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on March 12, 2017 (or for shares held through the Adient US LLC Savings and Investment (401K) Plan no later than 11:59 P.M. ET on March 8, 2017). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on March 12, 2017 (or for shares held through the Adient US LLC Savings and Investment (401K) Plan no later than 11:59 P.M. ET on March 8, 2017). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E16591-P85277-Z69156	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ADIENT PLC The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:
1a.	John M. Barth	☐	☐	☐
1b.	Julie L. Bushman	☐	☐	☐		The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
1c.	Raymond L. Conner	☐	☐	☐		4. To consider an advisory vote on the frequency of the advisory vote on named executive officer compensation.	☐	☐	☐	☐
1d.	Richard Goodman	☐	☐	☐		The Board of Directors recommends you vote FOR proposal 5.		For	Against	Abstain
1e.	Frederick A. Henderson	☐	☐	☐		5. To approve the material terms of the performance goals under Adient’s 2016 Omnibus Incentive Plan.		☐	☐	☐
1f.	R. Bruce McDonald	☐	☐	☐		In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting or any adjournments thereof.
1g.	Barbara J. Samardzich	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2.     To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2017 and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration.

			☐	☐	☐

3. To approve, on an advisory basis, our named executive officer compensation.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E16592-P85277-Z69156

Adient plc Annual General Meeting of Shareholders March 13, 2017 10:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Cathleen A. Ebacher and R. Bruce McDonald, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Adient plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, local time on March 13, 2017, at The Merrion Hotel, 24 Upper Merrion Street, Dublin 2, Ireland, and any adjournment or postponement thereof.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you with to nominate a proxy other than Cathleen A. Ebacher and R. Bruce McDonald, please contact the Office of the Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side